                                                                     EXHIBIT B.2

================================================================================



                              PURCHASE AGREEMENT



                           Dated as of May 16, 2000

                                     Among

                     WILMAR INDUSTRIES, INC., as Company,

                      each of the Guarantors named herein


                                      and

                         FLEET CORPORATE FINANCE, INC.

                                      and

                   ALLIED CAPITAL CORPORATION, as Purchasers


                            ----------------------
                                  Purchase of

                         15% Senior Subordinated Notes
                                   due 2008
                                      and
                  Warrants to Purchase Shares of Common Stock


================================================================================

                              PURCHASE AGREEMENT

                             TABLE OF CONTENTS/a/

                                                                                                      Page
                                                                                                      ----
SECTION 1.   Definitions.............................................................................  1
      1.1.   Definitions.............................................................................  1
      1.2.   Terms of General Application............................................................ 21

SECTION 2.   Authorization, Purchase and Sale of Notes and Warrants.................................. 22

SECTION 3.   Closing................................................................................. 23

SECTION 4.   Financial Information; Inspection....................................................... 24
      4.1.   Financial Data and Other Reporting Requirements......................................... 24
      4.2.   Inspection.............................................................................. 26
      4.3.   Taxes................................................................................... 27

SECTION 5.   Representations and Warranties.......................................................... 29
      5.1.   Organization and Qualification.......................................................... 29
      5.2.   Organizational Authority................................................................ 29
      5.3.   Valid Obligations....................................................................... 30
      5.4.   Consents or Approvals................................................................... 30
      5.5.   Title to Properties; Absence of Liens................................................... 30
      5.6.   Financial Statements.................................................................... 31
      5.7.   Changes................................................................................. 31
      5.8.   Defaults................................................................................ 32
      5.9.   Taxes................................................................................... 32
      5.10.  Litigation.............................................................................. 32
      5.11.  Subsidiaries............................................................................ 32
      5.12.  Investment Company Act.................................................................. 32
      5.13.  Compliance with ERISA................................................................... 32
      5.14.  Environmental Matters................................................................... 32
      5.15.  Disclosure.............................................................................. 32
      5.16.  Solvency................................................................................ 33
      5.17.  Compliance with Statutes, Etc........................................................... 33
      5.18.  Capitalization.......................................................................... 34
      5.19.  Labor Relations......................................................................... 34
      5.20.  Certain Transactions.................................................................... 34
      5.21.  Restrictions on the Company and Its Subsidiaries........................................ 35

__________________________________
/a/ The Table of Contents shall not be deemed to be a part of the Purchase Agreement.

                                                                                                      Page
                                                                                                      ----
      5.22.  Leases...................................................................................35
      5.23.  Franchises, Patents, Copyrights, Etc.....................................................36
      5.24.  Year 2000 Compliance.....................................................................36
      5.25.  Material Contracts.......................................................................36
      5.26.  Recapitalization.........................................................................36

SECTION 6.   Affirmative Covenants....................................................................36
      6.1.   Payment of Principal, Premium and Interest...............................................36
      6.2.   Conduct of Business......................................................................37
      6.3.   Maintenance and Insurance................................................................37
      6.4.   Taxes....................................................................................38
      6.5.   Maintenance of Books and Records.........................................................38
      6.6.   Use of Proceeds..........................................................................38
      6.7.   Pension Plans............................................................................38
      6.8.   Fiscal Year..............................................................................38
      6.9.   Additional Guarantors....................................................................38
      6.10.  Further Assurances.......................................................................39

SECTION 7.   Negative and Financial Covenants.........................................................39
      7.1.   Liens....................................................................................39
      7.2.   Debt.....................................................................................41
      7.3.   Merger; Consolidation; Sale or Lease of Assets; Acquisitions.............................42
      7.4.   Contingent Liabilities...................................................................44
      7.5.   Sale and Leaseback.......................................................................45
      7.6.   Funded Debt Ratio........................................................................45
      7.7.   Fixed Charge Coverage Ratio..............................................................45
      7.8.   Interest Coverage Ratio..................................................................46
      7.9.   Restricted Payments......................................................................46
      7.10.  Investments..............................................................................47
      7.11.  ERISA....................................................................................47
      7.12.  Transactions with Affiliates.............................................................47
      7.13.  Partnerships; New Subsidiaries...........................................................48
      7.14.  Issuance of Stock........................................................................48
      7.15.  Future Debt Offerings....................................................................48
      7.16.  No Amendments to Certain Documents.......................................................48
      7.17.  Waiver of Stay, Extension or Usury Laws..................................................48

SECTION 8.   Events of Default; Remedies..............................................................49
      8.1.   Events of Default........................................................................49
      8.2.   Acceleration of Maturity; Rescission and Annulment.......................................50
      8.3.   Collection of Debt.......................................................................52

SECTION 9.   Redemption of Securities.................................................................53
      9.1.   Mandatory Redemption.....................................................................53

                                                                                                      Page
                                                                                                      ----
      9.2.   Optional Redemption......................................................................53
      9.3.   Notice of Redemption.....................................................................53
      9.4.   Change in Control........................................................................54
      9.5.   Notes Redeemed in Part...................................................................55

SECTION 10.  Representations and Covenants of the Purchasers..........................................55

SECTION 11.  Guarantees; Execution and Delivery.......................................................59
      11.1.  Guarantees...............................................................................59
      11.2.  Execution and Delivery...................................................................61
      11.3.  Termination..............................................................................62

SECTION 12.  Subordination of Notes and Guarantees....................................................62
      12.1.  Notes Subordinate to Senior Debt.........................................................62
      12.2.  Payment Over of Proceeds upon Dissolution, Etc...........................................62
      12.3.  No Payment When Senior Debt in Default...................................................64
      12.4.  Payment Permitted if No Default..........................................................65
      12.5.  Subrogation to Rights of Holders of Senior Debt..........................................66
      12.6.  Acceleration of Payment of Notes and Exercise of Remedies................................66
      12.7.  Provisions Solely to Define Relative Rights..............................................67
      12.8.  No Waiver of Subordination Provisions....................................................67
      12.9.  Reliance on Judicial Order or Certificate of Liquidating Agent...........................68
      12.10. No Modification..........................................................................69
      12.11. Waivers; Reliance by the Agent and Holders of Senior Debt................................69
      12.12. Notice to Agent..........................................................................69
      12.13. Rights of Holders upon Proceedings.......................................................69

SECTION 13.  Conditions Precedent.....................................................................70
      13.1.  Purchasers' Conditions to Closing........................................................70
      13.2.  Conditions Precedent to Obligations of the Company.......................................72

                                                                                                      Page
                                                                                                      ----
SECTION 14.  Transfer and Exchange of Notes...........................................................73

SECTION 15.  Indemnification..........................................................................74

SECTION 16.  Amendments...............................................................................76

SECTION 17.  Survival.................................................................................76

SECTION 18.  Notices..................................................................................77

SECTION 19.  Successors...............................................................................78

SECTION 20.  Applicable Law...........................................................................79

SECTION 21.  Waiver of Jury Trial.....................................................................79

SECTION 22.  Counterparts.............................................................................80

EXHIBITS
--------

EXHIBIT A-1     -     Form of Note
EXHIBIT A-2     -     Form of Guarantee
EXHIBIT A-3     -     Form of Warrant
EXHIBIT B       -     Form of Financial Report
EXHIBIT C       -     Form of Opinion of Company Counsel
EXHIBIT D       -     U.S. Tax Certificate
EXHIBIT 4.1     -     Compliance Certificate

SCHEDULES
---------

                               PURCHASE AGREEMENT
                               ------------------


                                                                    May 16, 2000

FLEET CORPORATE FINANCE, INC.
ALLIED CAPITAL CORPORATION
c/o Fleet Corporate Finance, Inc.
100 Federal Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

          The undersigned, Wilmar Industries, Inc. (the "Company"), a New Jersey
                                                         -------
corporation, and each of the Guarantors listed on the signature pages hereto (the "Guarantors"), agrees with each purchaser listed above (individually a
      ----------
"Purchaser" and collectively the "Purchasers") as follows:
----------                        ----------

          SECTION 1.  Definitions.
                      -----------

          1.1. Definitions.  Except as otherwise specified, the following terms
               -----------
used shall have the respective meanings set forth below whenever used in this
Agreement:

          "Acceptance Notice" shall have the meaning specified in Section 14
           -----------------
hereof.

          "Accounts and Accounts Receivable" means, individually and
           --------------------------------
collectively, all rights to payment for goods sold or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon (including, without limitation, all accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to any Person for goods sold by it or for services rendered by it), all guarantees and security therefor, and all right, title and interest of such Person in the goods or services giving rise thereto and the rights pertaining to such goods, including rights of reclamation and stoppage in transit, and all related insurance, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to such Person.

          "Ace" means Ace Maintenance Mart USA, Inc., a California corporation
           ---
which is a wholly-owned Subsidiary of the Company.

          "Acquisition" has the meaning specified in Section 2 hereof.
           -----------

          "Affiliate" means, with reference to any Person, (i) any other Person
           ---------
controlling, controlled by or under direct or indirect common control with that Person, (ii) any other Person directly or indirectly holding 5% or more of the capital stock on a fully diluted basis assuming conversion into capital stock of all other equity interests (including options, war-rants, convertible securities and similar rights) of that Person, and (iii) any other Person that possesses, directly or indirectly, power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of that Person.

          "Agent" means Fleet National Bank, as agent, and its successors and
           -----
assigns as Administrative Agent under the Bank Loan Agreement.

          "AHYDO Amount" has the meaning specified in Section 9.1 hereof.
           ------------

          "Allied" means Allied Capital Corporation, a Maryland corporation.
           ------

          "Asset Sale" shall have the meaning specified in Section 7.3(g)
           ----------
hereof.

          "Bank Loan Agreement" means the Loan Agreement dated as of May 16,
           -------------------
2000 among the Company, the Lenders and the Agent, as in effect on the date hereof and as amended, modified, supplemented, extended, renewed, amended and restated, replaced, refinanced or refunded (and together with any successor thereto or replacement therefor).

          "Bank Loan Documents" means the Bank Loan Agreement with exhibits
           -------------------
attached thereto, the guarantees thereof, agreements securing the Obligations thereunder and other agreements referred to therein and the Bank Notes and as such agreements may be amended, modified, supplemented, extended, renewed, amended and restated, replaced, refinanced, or refunded (and together with any successor thereto or replacement therefor).

          "Bank Notes" means, collectively, the notes evidencing the loans under
           ----------
the Bank Loan Documents.

          "Board of Directors" means either (i) the board of directors of the
           ------------------
Company, the Guarantors or any of their Subsidiaries, as the case may be, or
(ii) any duly authorized committee of such board of directors.

          "Board Resolution" means a copy of a resolution certified by the
           ----------------
Secretary or an Assistant Secretary of the Company, the Guarantors or any of their Subsidiaries to have been duly adopted by the Board of Directors of the Company, the Guarantors or such Subsidiary, as the case may be, and to be in full force and effect on the date of such certification.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday which is not a day on which banking institutions in The City of New York, New York or Boston, Massachusetts are authorized or obligated by law or executive order to close.

          "Capital Expenditures" means, to the extent capitalized in accordance
           --------------------
with GAAP, any expenditure for fixed assets (both tangible and intangible) including assets being constructed (whether or not completed), leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including (i) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (ii) in the case of a capital lease, the capitalized amount thereof (determined in accordance with GAAP) and (iii) without duplication, expenditures in or from any construction-in-progress account of the Company or any of its Subsidiaries.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
participations, rights or other equivalents (however designated) of corporate stock of such Person.

          "Capitalized Leases" means all leases that, in accordance with GAAP,
           ------------------
are required to be accountable for, or recorded as capitalized leases on, the lessor's balance sheet.

          "Cash Equivalents" means, collectively, (i) notes, bonds or other
           ----------------
obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America, (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Comstock, respectively, or their successors, (iv) any repurchase agreement secured by any one or more of the foregoing, (v) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital and surplus of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses (i) through (iv), and (vi) time deposits maturing no more than 30 days from the date of creation thereof with commercial or savings banks and savings and loan associations each having membership in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder to the extent constituting Investments.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as the same may from time to time be supplemented or amended and remain in effect.

          "Change in Control" means any of the following events:  prior to an
           -----------------
Initial Public Offering, any change in equity ownership of the Company which would result in (i) the Investor Group owning, both beneficially and of record, less than 51% of the issued and outstanding Common Stock of the Company or (ii) Parthenon owning, both beneficially and of record, less than (x) 20% of the issued and outstanding Common Stock of the Company and (y) 20% of the Senior Preferred Stock; or after an Initial Public Offering, any change in equity ownership of the Company which would result in (i) Parthenon and the Investor Group own-ing, both beneficially and of record, less than 33% of the Common Stock of the Company, or (ii) any other "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than Parthenon, the Investor Group and the Company's management shareholders, owning beneficially, directly or indirectly, more than 33% of the Common Stock of the Company.

          "Change in Control Notice" has the meaning specified in Section 9.3
           ------------------------
hereof.

          "Change in Control Payment Date" has the meaning specified in Section
           ------------------------------
9.3 hereof.

          "Closing Date" has the meaning specified in Section 3 hereof.
           ------------

          "Code" means the Internal Revenue Code of 1986 and the rules and
           ----
regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

          "Collateral" has the meaning set forth in the Bank Loan Agreement.
           ----------

          "Commission" means the United States Securities and Exchange
           ----------
Commission.

          "Commitment Fees" means the fees payable to the Lenders and the Agent
           ---------------
under the Bank Loan Documents.

          "Common Stock" has the meaning specified in Section 2 hereof.
           ------------

          "Company" has the meaning set forth in the first paragraph to this
           -------
Agreement.

          "Competitor" means any Person engaged in the business of wholesale
           ----------
distribution of maintenance, repair, plumbing and/or electrical supplies and institutional or multi-family property building operating supplies.

          "Consolidated and Consolidating" shall have the respective meanings
           ------------------------------
ascribed to such terms under GAAP.

          "Consolidated Net Working Capital" means, as of any date, with respect
           --------------------------------
to the Company and its Subsidiaries on a Consolidated basis, an amount equal to
(i) current assets, excluding cash and Cash Equivalents, minus (ii) current
                                                         -----
liabilities other than current maturities of long term debt, all as determined in accordance with GAAP. Consolidated Net Working Capital as of any date may be a positive or negative number. Consolidated Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

          "Consolidated Non-Cash Charges" means, as of any date, with respect to
           -----------------------------
the Company and its Subsidiaries on a Consolidated basis, the non-cash component of any item of expense other than (i) to the extent requiring an accrual or reserve for future cash expenses, and (ii) write-offs of accounts receivable or inventory.

          "Controlled Group" means all trades or businesses (whether or not
           ----------------
incorporated) under common control that, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 400l of ERISA.

          "Debt" means, as applied to any Person, (i) all obligations for
           ----
borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of such Person, and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the Consolidated balance sheet of such Person, (v) all obligations in respect of any mandatorily redeemable preferred Capital Stock of such Person (other than the Senior Preferred Stock), and (vi) all Guarantees by such Person in respect of Debt of the type described in clauses (i) through (v) of this definition of any other Person.

          "Default" means any Event of Default or any event that would
           -------
constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Default Rate" has the meaning specified in Section 8.3 hereof.
           ------------

          "Domestic Subsidiaries" means, at any time, each of the direct and
           ---------------------
indirect Subsidiaries of the Company that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

          "Dormant Subsidiaries" means, collectively, (i) Supply Depot, (ii)
           --------------------
Management Supply and (iii) One Source.

          "EBITDA" means, in relation to the Company and its Subsidiaries on a
           ------
Consolidated basis for any period, an amount equal to the net income (or net loss), determined in accordance with GAAP, of the Company and its Subsidiaries after deduction of all expenses, taxes and other proper charges (with Inventory being determined on a "first-in, first-out" basis) for such period, but without giving effect to any GAAP extraordinary gains or losses, plus, without duplication, the following to the extent deducted in computing such net income (or net loss) for such period: (i) Interest Charges for such period, (ii) taxes on income for such period, (iii) depreciation for such period, (iv) amortization for such period, (v) all other Con-
solidated Non-Cash Charges for such period, (vi) transaction expenses incurred in connection with (a) the acquisition of J.A. Sexauer, Inc. and Trayco of S.C., Inc. and any related financing in an aggregate amount not to exceed $5,621,423, including severance expenses of up to $2,416,500, (b) the Recapitalization and
(c) the transactions contemplated by the Transaction Documents, and in each case under this clause (vi) paid within 9 months after the date hereof, (vii) reasonable and customary transaction expenses paid by the Company or any of its Subsidiaries during such period in connection with Permitted Acquisitions, which such expenses have been reasonably approved by the Purchasers, and (viii) the portion of the Parthenon Management Fee paid in such period, minus, without
                                                             -----
duplication, to the extent included in net income (or net loss) for such period, all non-cash gains during such period.

          "Eligible Holder" means, with respect to the assignment of any right,
           ---------------
title, interest or obligations of a holder of any Notes or Warrants hereunder, a Person that is not at the time of such assignment (a) a Competitor of the Company and (b) any Person that is entitled, directly or indirectly, whether through ownership of stock, contracts or otherwise, to elect a majority of the board of directors of, or otherwise directly or indirectly controlled or is controlled by or is under direct or indirect common control with, any Person described in clause (a) above. For purposes of this definition, "control" when used with respect to any Person means the power to direct management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controls" and "controlled" have meanings correlative to the foregoing.

          "Environmental Indemnity Agreement" means the Environmental Compliance
           ---------------------------------
and Indemnity Agreement, dated as of the date hereof and executed and delivered by the Company and certain of its Subsidiaries to the Agent, for the ratable benefit of the Lenders and the Agent, as amended, modified or otherwise supplemented from time to time.

          "Environmental Laws" means any and all applicable foreign, federal,
           ------------------
state, local and provincial environmental, worker health or safety statutes, laws, regulations, ordinances, policies and or common law (whether now existing or hereafter enacted or promulgated), of all federal, state, local, provincial or other governmental authorities, agencies, commissions, boards, bureaus or departments which may now or hereafter have jurisdiction over the Company, any of its Subsidiaries or any landlord under any real estate Lease under which the Company or any of its Subsidiaries is a tenant, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of worker health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

          "Equipment" means all machinery, apparatus, equipment, fittings,
           ---------
furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in the Company's or any Guarantor's operations or owned by the Company or any Guarantor or in which the Company or any Guarantor has an interest, whether now owned or hereafter acquired by the Company or any Guarantor and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

          "Equity Securities" means, as to any Person, any shares of any class
           -----------------
of capital stock or other equity interests of such Person, voting or non-voting, or any options, warrants or similar rights with respect to any such shares or other equity interests.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time, and the rules and regulations of the Commission thereunder.

          "Excluded Foreign Subsidiaries" means, collectively, (i) Sexauer Ltd.,
           -----------------------------
and (ii) each of the other Foreign Subsidiaries of the Company which constitutes a "controlled foreign corporation" under Section 957 of the Code, excluding, however, any Foreign Subsidiary (a) which is an unlimited liability company under the laws of its jurisdiction and is treated as a partnership for U.S. tax purposes or (b) as to which the Company or other applicable U.S. parent corporation has made an election under Section 1504(d) of the Code to treat such Foreign Subsidiary as a domestic corporation.

          "FDIC" has the meaning specified in the definition of "Qualified
           ----
Investments."

          "Fee Mortgages" has the meaning assigned to it in the Bank Loan
           -------------
Agreement.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i)
           ---------------------------
EBITDA for such period, minus the aggregate amount of Capital Expenditures
                        -----
during such period, minus cash taxes on income paid during such period, to (ii)
                    -----
Total Fixed Charges for such period.

          "Fleet" means Fleet Corporate Finance, Inc., a Massachusetts
           -----
corporation.

          "Foreign Subsidiary" means, at any time, each of the direct or
           ------------------
indirect Subsidiaries of the Company that is not a Domestic Subsidiary at such time.

          "Fully Diluted Common Stock" means, as of any date, the number of
           --------------------------
shares of Common Stock that would be outstanding assuming all securities of the Company convertible into or exchangeable for Common Stock were converted into shares of Common Stock pursu-ant to their respective terms and all outstanding options, warrants or other rights to acquire Common Stock were exercised excluding, for all purposes, all securities issued or issuable pursuant to the Wilmar Industries 2000 Stock Option Plan, as in effect on the date hereof, and the securities issuable or issued pursuant to such Plan.

          "Fully Satisfied" means, with respect to the Obligations under this
           ---------------
Agreement, the Notes and the Guarantees, as of any date, that, on or before such date, (a) the principal of, premium, if any, and interest accrued to such date on all outstanding Notes shall have been indefeasibly paid in full in cash and
(b) all fees, expenses and other amounts then due and payable under this Agreement, the Notes and the Guarantees shall have been indefeasibly paid in full in cash.

          "Funded Debt Ratio" means, as at the end of any fiscal quarter of the
           -----------------
Company and its Subsidiaries, the ratio of (i) Total Funded Debt as at the end of such fiscal quarter, to (ii) EBITDA for the four consecutive fiscal quarters of the Company and its Subsidiaries ending on the last day of such fiscal quarter.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America, consistently applied.

          "Green Employment Agreement" means the employment agreement between
           --------------------------
William Green and the Company as in effect on the date hereof.

          "Guarantee" has the meaning specified in Section 2 hereof.
           ---------

          "Guarantors" means, collectively, (i) J.A. Sexauer, (ii) Trayco, (iii)
           ----------
Wilmar Financial, (iv) Wilmar Holdings, (v) Ace, (vi) Supply Depot, (vii) Management Supply, (viii) One Source, and (ix) each of the other Subsidiaries of the Company which from time to time become guarantors of the Obligations hereunder.

          "Hazardous Materials" means any substance (i) the presence of which
           -------------------
requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste" or "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, CERCLA, the Canadian Environmental Protection Act (Canada) and any applicable local or provincial statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Company or any of its Subsidiaries or any landlord under any real property lease under which the Company or any of its Subsidiaries is a tenant; or (iv) which could be a detriment or pose a danger to the environment or to the health or safety of any person, including, without limitation, which contains gasoline, diesel fuel, oil or other petroleum products, asbestos, asbestos containing materials ("ACM"), polychlorinated biphenyls ("PCB's"), radon gas, urea formaldehyde, flammable materials or radioactive material.

          "Hedge Agreements" means interest rate swap, cap or collar agreements,
           ----------------
interest rate future or option contracts and other similar agreements that relate to actual indebtedness of the Company permitted to be incurred under this Agreement.

          "Independent Financial Expert" shall mean any nationally recognized
           ----------------------------
investment banking firm reasonably acceptable to Parthenon and the applicable Purchaser to whom Parthenon has delivered an Acceptance Notice pursuant to
Section 14 hereof (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company or Parthenon, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement or the Warrant Agreement, is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company or Parthenon,
(iii) that has not been retained by the Company or Parthenon for any purpose, other than to perform an equity valuation, within the preceding twelve months and (iv) that, in the reasonable judgment of the Board of Directors of the Company, is otherwise qualified to serve as an independent financial advisor. The fees and expenses of the Independent Financial Expert shall be paid by the purchaser of the Offered Notes pursuant to Section 14 hereof.

          "Initial Financial Statement" has the meaning specified in Section 5.6
           ---------------------------
hereof.

          "Initial Public Offering" means a public offering and sale of any
           -----------------------
class of Common Stock of the Company pursuant to the initial registration thereof under the Securities Act (other than a registration statement on Form S-4 or S-8 or a successor form).

          "Insolvent or Insolvency" means the occurrence of one or more of the
           -----------------------
following events with respect to a Person: dissolution (except to the extent permitted by Section 7.3); termination of existence (except to the extent permitted by Section 7.3); insolvency within the meaning of the United States Bankruptcy Code or other foreign or domestic applicable statutes; such Person's admission in writing to an inability to pay its debts as they come due; appointment of a receiver of any part of the property of such Person, or an assignment for the benefit of creditors by such Person, or the entry of an order for relief or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, or the offering of a plan to creditors for composition or extension, except for an involuntary proceeding commenced against such Person which is dismissed, discharged or fully bonded within 60 days after the commencement thereof without the entry or an order for relief or the appointment of a trustee.

          "Interest Charges" means, for any period, without duplication, all
           ----------------
interest paid or required to be paid in cash on any particular Debt (including outstanding Letters of Credit) for which such calculations are being made all as determined in accordance with GAAP. Computations of Interest Charges on a pro
                                                                           ---
forma basis for Debt having a variable interest rate shall be calculated at the
-----
rate in effect on the date of any determination. For purposes of the foregoing, interest expense shall give effect to any net payments made or received by the Company and its Subsidiaries with respect to any hedging agreements permitted pursuant to Section 6.1(g) of the Bank Loan Agreement in effect during the applicable period (or any portion thereof).

          "Interest Coverage Ratio" means, for any period, the ratio of (i)
           -----------------------
EBITDA for such period, to (ii) Interest Charges paid or required to be paid by the Company or its Subsidiaries during such period.

          "Interest Rate Protection Agreement(s)" has the meaning specified in
           -------------------------------------
the Bank Loan Agreement.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Inventory" shall mean goods, merchandise and other personal property,
           ---------
now owned or hereafter acquired by a Person, which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business.

          "Investment" means, as applied to any Person, (i) the purchase or
           ----------
acquisition of any share of capital stock, partnership interest, limited liability company membership interest, evidence of indebtedness or other equity security of any other Person, (ii) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, (iii) any commodities futures contracts held other than in connection with bona fide hedging transactions, (iv) any other investment in any other Person, and (v) the making of any commitment or acquisition of any option to make an Investment.

          Investments which are capital contributions or purchases of Equity Securities which have, or may be converted into, a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Equity Securities as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guarantees shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination guaranteed by such Guarantee.

          "Investment Documents" means, collectively, the Shareholders Agreement
           --------------------
and the employment agreements each dated as of the date hereof, between the Company and each of William S. Green, Michael J. Grebe and William Sanford, respectively, in each case as amended, modified or otherwise supplemented from time to time.

          "Investment Transactions" means, collectively, (i) the investment by
           -----------------------
the Investor Group of at least $130,000,000 in WM Acquisition, and (ii) the rollover into WM Acquisition by certain of the Company's management shareholders of approximately $3,000,000, in the aggregate, of their investments in the Company immediately prior to consummation of the Recapitalization.

          "Investor Group" means, collectively, (i) Parthenon, (ii) Chase
           --------------
Manhattan Bank, as Trustee for First Plaza Group Trust (a pension trust managed by General Motors Investment Management Corporation), (iii) JMH Partners Corp., a Delaware corporation, (iv) Sterling Investment Partners, L.P., a Delaware limited partnership, (v) BancBoston Capital Inc., a Massachusetts corporation,
(vi) Svoboda, Collins & Company QP, L.P., a Delaware limited partnership, (vii) Svoboda, Collins & Company, L.P., a Delaware limited partnership, (viii) Fleet,
(ix) Allied, (x) CB Capital Investors, LLC, a Delaware limited liability company, (xi) any successors of any of the foregoing, and (xii) any assigns of any of the foregoing which result from a transfer of the Equity Securities of the Company held by any of the foregoing permitted by the terms of the Shareholders Agreement as in effect on the Closing Date.

          "Involuntary Disposition" means any loss of, damage to or destruction
           -----------------------
of, or any condemnation or other taking for public use of, any property of the Company or any of its Subsidiaries.

          "J.A. Sexauer" means J.A. Sexauer, Inc., a Delaware corporation which
           ------------
is a wholly-owned Subsidiary of the Company.

          "Junior Payment" has the meaning specified in Section 12.2(2) hereof.
           --------------

          "Leases or Lease" means any agreement granting a Person the right to
           ---------------
occupy space in a structure or real estate for any period of time or any capital lease, operating lease or other lease of or agreement to use personal property including, but not limited to, machinery, equipment, furniture and fixtures, whether evidenced by written or oral lease, contract, sales agreement or other agreement no matter how characterized.

          "Lenders" means the Persons named as "Banks" in the Bank Loan
           -------
Agreement and as defined therein and their respective successors and assigns in such capacity.

          "Letters of Credit" has the meaning assigned to it in the Bank Loan
           -----------------
Agreement.

          "Lien" has the meaning specified in Section 7.1 hereof.
           ----

          "Loans" means, collectively, the revolving loans, swingline loans and
           -----
term loans under the Bank Loan Agreement.

          "Management Supply" means Management Supply Company, a Michigan
           -----------------
corporation which is a wholly-owned Subsidiary of the Company.

          "Margin Stock" has the meaning specified in Regulation U.
           ------------

          "Material Adverse Effect" has the meaning specified in Section 2
           -----------------------
hereof.

          "Material Contracts" means, collectively, each contract, agreement or
           ------------------
license which is material to the operations or business of the Company and its Subsidiaries, taken as a whole.

          "Maturity" when used with respect to any Note means the date on which
           --------
the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, put or otherwise.

          "Merger" means the merger of WM Acquisition with and into the Company
           ------
pursuant to the Recapitalization Agreement.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Net Proceeds" with respect to the sale, transfer or other disposition
           ------------
by the Company or any of its Subsidiaries of any asset or group of assets (other than Inventory in the ordinary course of business, but including, without limitation, any sale of Equity Securities), means the amount of cash (freely convertible into U.S. dollars) received by the Company, its Subsidiaries or their agents, from such sale or other disposition (including, without limitation, any tax refund or tax benefit resulting from a loss on such sale or other disposition as and when such tax benefit is realized), after (i) provision for all income or other taxes of the Company or any of its Subsidiaries paid or payable as a result of such sale or other disposition, (ii) payment of all third party brokerage commissions and other out-of-pocket fees and expenses to third parties related to such sale or other disposition, (iii) deduction of appropriate amounts to be provided by the Company or any of its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with such sale, transfer or other disposition and retained by the Company or any of its Subsidiaries after such sale or other disposition, and (iv) payment of the outstanding principal amount of, and premium or penalty, if any, and interest on, any Debt that is secured by a lien or other encumbrance on the assets in question and that is required to be repaid as a result of such sale, transfer or other disposition.

          "Net Proceeds Offer" has the meaning specified in Section 7.3(f)
           ------------------
hereof.

          "Net Proceeds Offer Amount" has the meaning specified in Section
           -------------------------
7.3(f) hereof.

          "Notes" has the meaning specified in Section 2 hereof.
           -----

          "Obligation" means any principal, interest, penalties, fees,
           ----------
indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Debt. For purposes of Section 12, Obligations has the meaning specified in Section 12.1 hereof.

          "Officers' Certificate" means a certificate signed by an officer of
           ---------------------
the Company.

          "One Source" means One Source Supply, Inc., a Florida corporation
           ----------
which is a wholly-owned Subsidiary of the Company.

          "Opening Balance Sheet" means the Consolidated balance sheet of the
           ---------------------
Company and its Subsidiaries dated as of March 31, 2000 (but after giving effect to the transactions contemplated by the Transaction Documents).

          "Original Notes" has the meaning specified in Section 2 hereof.
           --------------

          "Parthenon" means, collectively, (i) Parthenon Investors, L.P., a
           ---------
Delaware limited partnership, (ii) Parthenon Capital, Inc., a Delaware corporation, (iii) PCIP Investors, a Delaware general partnership, (iv) any Subsidiary of any of the foregoing Persons which becomes a successor or assign of any of the foregoing Persons and (v) any other Affiliate of any of the foregoing Persons which becomes a successor or assign of any of the foregoing Persons and to which the Required Purchasers have consented, which consent will not be unreasonably withheld or delayed.

          "Parthenon Management Agreement" means the Management Agreement, dated
           ------------------------------
as of May 16, 2000, between Parthenon and the Company, as from time to time amended, modified or otherwise supplemented.

          "Parthenon Management Fee" means the fee required to be paid to
           ------------------------
Parthenon pursuant to Section 1 of the Parthenon Management Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity
           ----
succeeding to any or all of its functions under ERISA.

          "PCB" has the meaning specified in the definition of "Hazardous
           ---
Material."

          "Permitted Acquisition" means an acquisition of all of the capital
           ---------------------
stock or all or substantially all of the property of another Person, whether or not involving a merger or consolidation with such other Person by the Company (so long as the Company is the surviving entity) or any Subsidiary of the Company, provided that (i) any
                                                        --------
Person acquired is in substantially the same field of business as the Company or any Subsidiary of the Company (or any reasonable extensions or expansions thereof) and any property acquired (or the property of the Person acquired) in such acquisition is used or useful in the same business as the Company or its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) no Debt is assumed or incurred in connection with the acquisition other than Debt permitted under Section 7.2, (iii) the acquisition is "friendly" or non-hostile in nature, (iv) the Company shall have delivered to the Purchasers a pro forma compliance certificate demonstrating compliance with Sections 7.6 through 7.8, inclusive, (after giving effect to such acquisition on a pro forma basis), and certifying that no Default or Event of Default exists or would exist after giving effect to such acquisition, (v) the representations and warranties made by the Company and its Subsidiaries in the Subordinated Transaction Documents shall be true and correct in all material respects at and as if made as of the date of such acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) if such transaction involves the purchase of an interest in a partnership between the Company (or a Subsidiary of the Company) as a general partner and entities unaffiliated with the Company or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a holding company directly or indirectly wholly-owned by the Company or a Subsidiary newly formed for the sole purpose of effecting such transaction and (vii) the aggregate Qualifying Consideration for each such acquisition occurring after the Closing Date shall not exceed $50,000,000 in the aggregate for all such acquisitions occurring after the Closing Date. For purposes of the foregoing clause (vii), "Qualifying Consideration" shall mean, with respect to any acquisition, all cash and non-cash consideration actually paid or required to be paid by the Company or any of its Subsidiaries, including the principal amount of any assumed Debt and deferred amounts in the nature of holdbacks (to the extent not distributed to the Company or any of its Subsidiaries), other than consideration consisting of
(a) the value attributable to any Equity Securities of the Company issued to the seller of the Capital Stock or property acquired in such acquisition and (b) the proceeds of any issuance by the Company of Equity Securities.

          "Permitted Debt" has the meaning specified in Section 7.2 hereof.
           --------------

          "Permitted Lien" has the meaning specified in Section 7.1 hereof.
           --------------

          "Person" or "person" means an individual, a company, a corporation, a
           -------     ------
limited liability company, a joint stock company, an unincorporated trade or business enterprise, a trust, an estate or a government (national, regional or local), or an agency, instrumentality or official thereof.

          "PIK Notes" has the meaning specified in Section 2 hereof.
           ---------

          "Plan" means, at any time, an employee pension or other benefit plan
           ----
that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) if such Plan is established or maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

          "Pro Forma Financial Statements" has the meaning specified in Section
           ------------------------------
5.6 hereof.

          "Proceeding" shall mean any voluntary or involuntary insolvency,
           ----------
bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a person or entity.

          "Property" means any interest in any kind of property or asset,
           --------
whether real, personal or mixed, or tangible or intangible.

          "Proxy Statement" means the proxy statement of the Company filed with
           ---------------
the Commission on April 19, 2000 relating to the Merger.

          "Purchasers" has the meaning specified in the first paragraph hereof.
           ----------

          "Qualified Investments" means, as applied to the Company and its
           ---------------------
Subsidiaries, investments in (i) cash; (ii) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (iii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000; (iv) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Comstock, respectively, or their successors; (v) any repurchase agreement secured by any one or more of the foregoing; (vi) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses (ii) through (v); (vii) time deposits maturing no more than 30 days from the date of creation thereof with commercial or savings banks and savings and loan associations each having membership in the Federal Deposit Insurance Corporation, or any successor thereto ("FDIC") or the deposits of which are insured by the FDIC and in amounts
          ----
not exceeding the maximum
amounts of insurance thereunder to the extent constituting Investments; (viii) accounts receivable created, acquired or made by the Company and its Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (ix) Investments consisting of capital stock, obligations, securities or other property received by the Company and its Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors or in connection with a work-out or reorganization; (x) Investments existing as of the Closing Date and set forth in
Schedule 1.1 hereto; (xi) advances or loans to directors, officers or employees
------------
of the Company and its Subsidiaries, made in the ordinary course of business and consistent with past practices, that do not exceed $600,000 in the aggregate at any one time outstanding, provided that no such advances to any single director,
                          --------
officer or employee shall exceed $60,000 in the aggregate; (xii) loans to directors, officers and employees in an aggregate amount not to exceed $1,200,000 at any one time to finance the purchase of Equity Securities of the Company; (xiii) Investments in (A) any Guarantors and (B) any Excluded Foreign Subsidiary so long as such Investments in all such Excluded Foreign Subsidiaries
(1) do not exceed $2,400,000 in the aggregate in any fiscal year and (2) do not exceed $7,200,000 in the aggregate from and after the Closing Date (it being agreed that to the extent any such Investment is in the form of a loan, advance or other extension of credit to an Excluded Foreign Subsidiary, to the extent that such loan, advance or other extension of credit has been repaid, the amount of such loan, advance or other extension of credit so repaid shall be added to the amount of Investments permitted to be made in Excluded Foreign Subsidiaries under this clause (xiii)(B); (xiv) transactions permitted under Section 7.12 and otherwise permitted by this definition of "Qualified Investments"; (xv) Permitted Acquisitions; and (xvi) Investments in addition to those permitted in this definition, provided that (A) the aggregate amount of such Investments
                 --------
after the Closing Date shall not exceed $6,000,000 at any one time outstanding,
(B) the Company may not guarantee any Debt of the Persons in which it invests, and (C) both before and after giving effect to such Investments, no Default or Event of Default exists or would result therefrom.

          "Qualifying Consideration" has the meaning specified in the definition
           ------------------------
of "Permitted Acquisition."

          "Real Property" or "Real Properties" has the meaning specified in the
           -------------      ---------------
Bank Loan Agreement.

          "Recapitalization" means the recapitalization of the Company in
           ----------------
connection with which each of the following will be consummated: (i) the Investment Transactions, (ii) the Merger, including the conversion or cancellation of shares contemplated in Section 2.1 of the Recapitalization Agreement, (iii) the Bank Loan Agreement, (iv) this Agreement, (v) the Warrant Agreement and (vi) the Shareholders Agreement, all as more fully described in the Recapitalization Agreement and other Recapitalization Documents and the Bank Loan Documents.

          "Recapitalization Agreement" means the Agreement and Plan of Merger
           --------------------------
and Recapitalization dated December 22, 1999 between the Company and WM Acquisition as amended on March 27, 2000.

          "Recapitalization Documents" means, collectively, (i) the
           --------------------------
Recapitalization Agreement and each of the exhibits and schedules thereto, (ii) the Proxy Statement, (iii) the Investment Documents, and (iv) each of any other agreements, contracts and instruments executed and delivered in connection with the foregoing or relating thereto, as the same may be amended or modified.

          "Reportable Event" has the meaning specified in Section 4.1(i) hereof.
           ----------------

          "Required Purchasers" has the meaning specified in Section 16 hereof.
           -------------------

          "Restricted Payment" means (i) any cash or property dividend,
           ------------------
distribution or payment, direct or indirect, by the Company or any of its Subsidiaries to any Person who now holds, or who in the future holds, an equity interest in the Company or any of its Subsidiaries, in their capacity as such, whether evidenced by a security or not, other than dividends payable solely in Equity Securities of the Company or any of its Subsidiaries and any such dividends, distributions or other payments described in this clause (i) to the Company or any of its Subsidiaries, provided that if any such dividend,
                                    --------
distribution or payment is made to an Excluded Foreign Subsidiary, such Excluded Foreign Subsidiary shall, as soon as practicable, dividend, distribute or pay such amounts to its equity holders, with the intention that all such dividends, distributions and payments ultimately are made to the Company or a Guarantor,
(ii) any payment (other than payment of Equity Securities of the Company or any of its Subsidiaries) on account of the purchase, redemption, retirement or other acquisition for value of any capital stock or other equity security of the Company or its Subsidiaries (including the Company's Senior Preferred Stock), and (iii) any management or similar fees paid or payable by the Company or any of its Subsidiaries to any Person or any Affiliate of such Person who now holds, or in the future holds, directly or indirectly, an equity interest in the Company or any of its Subsidiaries.

          "Retention Bonus Senior Note" means a note issued by the Company to
           ---------------------------
William Green pursuant to the Green Employment Agreement in respect of the Retention Bonus (as defined in the Green Employment Agreement) other than a Retention Bonus Subordinated Note.

          "Retention Bonus Subordinated Note" means a note issued by the Company
           ---------------------------------
to William Green pursuant to the Green Employment Agreement in respect of the Retention Bonus (as defined in the Green Employment Agreement) in connection with his voluntary resignation from the Company other than a resignation for Good Reason (as defined in the Green Employment Agreement).

          "rules and regulations" means the published rules and regulations of
           ---------------------
the Commission promulgated under any of the Securities Act or the Exchange Act, as in effect at any relevant time.

          "Securities" has the meaning specified in Section 2 hereof.
           ----------

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission thereunder.

          "Senior Debt" means all present and future obligations of the Company
           -----------
and the Guarantors under or in connection with the Retention Bonus Senior Note and the Bank Loan Documents, including, without limitation, all obligations to pay principal, interest (including post-petition interest, whether or not allowed in any bankruptcy of the Company or any Guarantor), fees and expenses incurred under the Bank Loan Documents and all other amounts payable under the Bank Loan Documents; provided, that in no event shall the aggregate principal
                     --------
amount of Senior Debt exceed (x) $3,000,000 in the case of the Retention Bonus Senior Note and (y) the amount set forth in Section 7.2(a) or (b) in the case of the Bank Loan Documents. Senior Debt shall also include all amendments, modifications and refinancings of the foregoing, provided such amendments, modifications or refinancings do not (i) change the maturity of such Senior Debt beyond one year of its stated maturity on the Closing Date, (ii) increase the interest rate payable on any tranche of such Senior Debt in excess of 300 basis points above the maximum interest rate applicable thereto on the Closing Date,
(iii) shorten the weighted average maturity of such Senior Debt by more than 25% of its weighted average maturity on the Closing Date or (iv) make any representations, covenants or defaults contained in the Bank Loan Documents more restrictive, or create new representations, covenants or defaults (it being understood that waivers of existing covenants or defaults shall not be deemed to create new covenants or defaults and the giving or making of a representation as set forth in the Bank Loan Documents as in effect on the date hereof, at a time not required by the Bank Loan Documents as in effect on the date hereof, shall not be deemed to create a new representation) that are not in the Bank Loan Documents as of the date hereof; provided that this clause (iv) shall not be
                                 --------
applicable to any representations, covenants or defaults that are (x) solely applicable to the Collateral or the security interest of the Agent or Banks therein or (y) offered to be added to this Agreement by the Company and such addition is consented to by the Agent (provided that with respect to dollar amounts or ratios referred to in such representations, covenants or defaults contained or to be contained in Bank Loan Documents, when such representations, covenants or defaults are added herein such dollar amounts or ratios, as applicable, shall be increased by 20%) and, if requested by the Purchasers, are so added to this Agreement.

          "Senior Preferred Stock" means the Senior Preferred Stock, $0.01 par
           ----------------------
value per share, of the Company.

          "Sexauer Dispositions" means the disposition by the Borrower of the
           --------------------
two fee owned properties acquired by the Borrower in connection with its acquisition of Sexauer Ltd. and J.A. Sexauer, together with the improvements and fixtures thereon.

          "Sexauer Ltd." means Sexauer Ltd., a company organized under the laws
           -----------
of Ontario, Canada which is a wholly-owned Subsidiary of J.A. Sexauer and, indirectly, a wholly-owned Subsidiary of the Company.

          "Shareholders Agreement" has the meaning specified in Section 2
           ----------------------
hereof.

          "Solvency Certificate" means, collectively, (i) the solvency
           --------------------
certificate dated as of the date hereof and executed and delivered by the chief financial officer of the Company to the Purchasers and (ii) the solvency certificate dated as of the date hereof and executed and delivered by the chief financial officer of the Company, on behalf of itself and its Subsidiaries on a Consolidated basis, to the Purchasers.

          "Special Payment Conditions" means, collectively, the following
           --------------------------
conditions: (i) all sums which shall have become due and payable by the Company to the holders of Notes under this Agreement on or prior to such date shall have been paid in full on or prior to such date; and (ii) no event or condition which constitutes a Default or an Event of Default shall be continuing on or as of such date or shall occur by reason of the making of the payment on such date.

          "Stated Maturity", when used with respect to the principal of any Note
           ---------------
or installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note (disregarding any mandatory redemption payments required by the terms of this Agreement) or such installment of interest is due and payable.

          "Subordinated Transaction Documents" has the meaning specified in
           ----------------------------------
Section 2 hereof.

          "Subsidiary" means any corporation, association, joint stock company,
           ----------
business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by a Person or a Subsidiary of such Person; or any other such organization the management of which is directly or indirectly controlled by a Person or a Subsidiary of such Person through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which a Person has a 50% or more ownership interest.

          "Supply Depot" means Supply Depot, Inc., a Texas corporation which is
           ------------
a wholly-owned subsidiary of the Company.

          "Total Fixed Charges" means, for any period, without duplication, (i)
           -------------------
Interest Charges paid or required to be paid in cash by the Company and its Subsidiaries in such period, plus (ii) the aggregate amount of scheduled principal payments required to be made by the Company and its Subsidiaries during such period with respect to any Debt for borrowed money or capital lease obligations, plus (iii) any fees, including Letter of Credit fees and Commitment Fees, required to be paid in connection with any Debt for borrowed money or capital lease obligations, plus (iv) all Restricted Payments made in cash pursuant to Section 7.9 during such period, if any, plus (v) cash payments of original issue discount on the Notes (including, without limitation, the AHYDO Amount).

          "Total Funded Debt" means, as at any date of determination, on a
           -----------------
Consolidated basis for the Company and its Subsidiaries, the sum of, without duplication, (i) the aggregate amount of the Loans outstanding on such date, plus (ii) the Stated Amount of Letters of Credit outstanding on such date, plus
(iii) the aggregate principal amount of the Notes outstanding on such date, plus
(iv) all principal obligations arising under capital leases in effect on such date required to capitalized in accordance with GAAP, plus (v) all other Guarantees and Debt for borrowed money of the Company and its Subsidiaries outstanding on such date.

          "Total Interest Coverage Ratio" means, for any period, the ratio of
           -----------------------------
(i) EBITDA for such period to (ii) the sum of (x) Interest Charges and (y) all amortization of original issue discount and other non-cash payments or accruals of interest and other financing fees on all Debt (including outstanding Letters of Credit) that would be included in interest expense in accordance with GAAP for the Company and its Subsidiaries for such period.

          "Transaction Documents" has the meaning specified in Section 2 hereof.
           ---------------------

          "Trayco" means Trayco of S.C., Inc., a Delaware corporation which is a
           ------
wholly-owned Subsidiary of the Company.

          "Voting Stock" means capital stock issued by a corporation, or
           ------------
equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Warrant Agreement" has the meaning specified in Section 2 hereof.
           -----------------

          "Warrants" has the meaning specified in Section 2 hereof.
           --------

          "Wholly Owned Subsidiary" of a Person means any Subsidiary of such
           -----------------------
Person all the outstanding capital stock of which (other than directors' qualifying shares) is at the time owned by such Person, such Person and one or more of its Wholly Owned Subsidiaries, or one or more Wholly Owned Subsidiaries of such Person.

          "Wilmar Financial" means Wilmar Financial, Inc., a Delaware
           ----------------
corporation which is a wholly-owned Subsidiary of the Company.

          "Wilmar Holdings, Inc." means Wilmar Holdings, Inc., a Delaware
           --------------------
corporation which is a wholly-owned Subsidiary of the Company.

          "WM Acquisition" means WM Acquisition, Inc., a New Jersey corporation
           --------------
of which the Investor Group, immediately prior to the effectiveness of the Recapitalization Transactions, owns 100% of the issued and outstanding capital stock.

          1.2. Terms of General Application. For all purposes of this Agreement and the other Subordinated Transaction Documents, except as otherwise expressly provided herein or therein or unless the context otherwise requires:

          (i) references to any Person defined in this Agreement refer to such Person and its successor in title and assigns or (as the case may be) his or her successors, assigns, heirs, executors, administrators and other legal representatives;

          (ii) references to any agreement, instrument or document defined in this Agreement refer to such document as originally executed, or if subsequently varied, extended, renewed, modified, amended, restated or supplemented from time to time, as so varied, extended, renewed, modified, amended, restated or supplemented and in effect at the relevant time of reference thereto;

          (iii)  words importing the singular only shall include the plural and vice versa, and the words importing the masculine gender shall include
         ---- -----
     the feminine gender and vice versa, and all references to dollars, $, U.S.
                             ---- -----
     dollars or U.S. Dollars shall be to the lawful currency of the United States of America;

          (iv) accounting terms not otherwise defined in this Agreement or any of the other Subordinated Transaction Documents have the meanings assigned to them in accordance with GAAP;

           (v) all financial statements and other financial information provided by the Company and each other Subsidiary of the Company to the Purchasers shall be provided with reference to U.S. dollars;

          (vi) all of the obligations of the Company, any of its Subsidiaries and the Guarantors under this Agreement shall be the joint and several obligations of the Company and the Guarantors;

          (vii) this Agreement and the other Subordinated Transaction Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Company and the Guarantors, Parthenon and the Purchasers and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Subordinated Transaction Documents are not intended to be construed against the Purchasers merely on account of the Purchasers' involvement in the preparation of such documents; and

          (viii) for purposes of all calculations of the Interest Coverage
     Ratio in Section 7.2 hereof or made under the financial covenants set forth in Sections 7.6, 7.7 and 7.8 (including but not limited to, the calculation of compliance with such covenants on a pro forma basis), (a) following
                                            --- -----
     consummation of any sale, lease or other disposition of assets or properties (i) income statement items (whether positive or negative) and capital expenditures attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of the transaction for which such calculation is determined and (ii) Debt which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) following consummation of any Permitted Acquisition (i) income statement items (whether positive or negative) attributable to the Person or property acquired shall, to the extent not otherwise included in such income statement items for the Company or any of its Subsidiaries on a Consolidated basis in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 hereof, be included to the extent relating to any period applicable in such calculations, (ii) (A) Debt of the Person or property acquired shall be deemed to have been incurred as of the first day of the applicable period and, (B) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination and (iii) pro forma adjustments may be included to
                                     --- -----
     the extent that such adjustments are made in the good faith judgment of the management of the Company and are reasonably acceptable to the Required Purchasers.

          SECTION 2.     Authorization, Purchase and Sale of Notes and Warrants.
                         ------------------------------------------------------
The Company will authorize and create an issue of its 15% Senior Subordinated Notes due 2008 (the "Original Notes"), such Original Notes limited to
                     --------------
$40,000,000 in aggregate principal amount plus the aggregate principal amount of any additional notes issued in accordance with the terms of the Original Notes in lieu of a portion of cash interest payments (the "PIK Notes" and, together
                                                     ---------
with the Original Notes, the "Notes"), each such Note to be substantially in the
                              -----
form of Exhibit A-1 hereto. The Notes will be unconditionally guaranteed on a senior subordinated basis by each of the Guarantors pursuant to the terms of this Agreement, such guarantee to be substantially in the form of Exhibit A-2 hereto (each, a "Guarantee"). In consideration for the purchase of the Notes,
                 ---------
the Company will authorize the issue of its warrants (the "Warrants"), to be
                                                           --------
substantially in the form of Exhibit A-3 hereto, for the purchase of 47,712 shares of Common Stock of the Company, no par value (the "Common Stock"),
                                                          ------------
constituting
approximately 4% of the Fully Diluted Common Stock as of the date hereof after giving effect to the Acquisition, at a price of $0.001 per share. The Notes will be denominated in U.S. dollars. The Notes, the Guarantees, the Warrants and the Common Stock to be received upon exercise of the Warrants are hereinafter referred to collectively as the "Securities."
                                 ----------

          The Warrants are being issued pursuant to a Warrant Agreement to be dated as of May 16, 2000 (as amended, restated or otherwise modified from time to time, the "Warrant Agreement") among the Company and the Purchasers. The
              -----------------
holders of Warrants will be entitled to the benefits of the Shareholders Agreement dated as of May 16, 2000 (as amended, restated or otherwise modified from time to time, the "Shareholders Agreement"), among the Company, certain
                        ----------------------
shareholders of the Company and the Purchasers.

          The Notes and Warrants will be issued and sold to the Purchasers without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act.

          The Company shall, on the Closing Date (as defined in Section 3), enter into the Bank Loan Agreement. In addition, on the Closing Date, pursuant to the provisions of an Agreement and Plan of Merger and Recapitalization (the "Acquisition Agreement") entered into by and among the Company and WM
----------------------
Acquisition, Inc. ("Newco"), Newco has agreed to merge with and into the Company
                    -----
(such transaction hereinafter called the "Acquisition").
                                          -----------

          The Securities, the Warrant Agreement, the Shareholders Agreement and this Agreement are collectively referred to herein as the "Subordinated
                                                           ------------
Transaction Documents" and, together with all other agreements to be executed in
---------------------
connection with the Recapitalization (excluding the Bank Loan Documents), are referred to herein as the "Transaction Documents."
                           ---------------------

          For purposes of this Agreement, "Material Adverse Effect" means a
                                           -----------------------
material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Company and its Subsidiaries, taken as a whole.

          Subject to the terms and conditions herein set forth, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Notes and Warrants, in the amount and for the purchase price set forth below the name of each Purchaser on the signature pages hereof. The parties hereto agree that the aggregate purchase price shall be allocated $37,750,000 to the Notes and $2,250,000 to the Warrants for purposes of Sections 1272 through 1275 of the Code.

          SECTION 3.  Closing. The date for the purchase of the Securities
                      -------
(other than the Common Stock) by the Purchasers as provided herein is May 16, 2000 or such other date as may be agreed to by the Purchasers and the Company (the "Closing Date"). The closing shall occur at the offices of Paul, Weiss,
      ------------
Rifkind, Wharton & Garrison, New York, New York or at such other place as shall agreed upon among the parties hereto.

          On the Closing Date the Company will deliver to each Purchaser one or more Notes registered in the name of such Purchaser (or its nominee), evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified by such Purchaser, and the Company will deliver to each Purchaser the Warrants to be purchased by such Purchaser registered in the name of such Purchaser (or its nominee), against payment of the purchase price thereof by transfer of immediately available funds on the Closing Date, to an account of the Company which shall be specified in writing by the Company not later than 9:00 a.m. of the Closing Date.

          SECTION 4.     Financial Information; Inspection.  The Company will,
                         ---------------------------------
until the later of the date on which (a) the Notes are Fully Satisfied and (b) an Initial Public Offering closes, perform all of its obligations under this
Section 4.

          4.1. Financial Data and Other Reporting Requirements.  The Company
               -----------------------------------------------
shall furnish to the holders of Notes:

          (a) as soon as available, but in any event within 90 days after the end of (x) the period commencing on the Closing Date and ending on December 31, 2000, and (y) each fiscal year of the Company and its Subsidiaries thereafter, a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, changes in stockholders' equity and cash flow for, such period or year, as applicable, prepared in accordance with GAAP and audited and certified by a "Big Five" accounting firm or other independent public accounting firm reasonably satisfactory to the Required Purchasers; and, concurrently with such financial statements, a copy of said certified public accountants' management letter and a written statement by such accountants that, in the making of the audit necessary for their letter and opinion upon such financial statements they have obtained no knowledge of any Default or Event of Default under any of Sections 7.6 through 7.8, inclusive, or, if in the opinion of such accountants any such Default or Event of Default exists, they shall disclose in such written statement the nature and status thereof;

          (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Company and its Subsidiaries, a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, changes in stockholders' equity and cash flow for, the portion of the fiscal year then ended and for the fiscal quarter then ended, prepared in accordance with GAAP (without footnotes) and comparing results to budgeted amounts for such fiscal quarter and to results for the same period during the previous year and certified by the chief financial officer of the Company, but subject, however, to normal year-end audit adjustments that shall not in the aggregate be materially adverse and a management summary discussing results of operations for the quarter and detailed calculations evi-dencing compliance with the financial covenants set forth in any of Sections 7.6 through 7.8, inclusive;

          (c) as soon as available, but in any event within 30 days after the end of each fiscal month of the Company and its Subsidiaries, a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, changes in stockholders' equity and cash flow for, the portion of the fiscal year then ended and for the fiscal month then ended, prepared in accordance with GAAP (without footnotes) and comparing results to budgeted amounts for such fiscal month and certified by the chief financial officer of the Company, but subject, however, to normal year-end audit adjustments that shall not in the aggregate be materially adverse;

          (d) on or before the 30th day after the first day of each fiscal year of the Company and its Subsidiaries, (i) an annual operating budget presented on a quarterly basis for such fiscal year, and (ii) Consolidated pro forma projections of the Company and its Subsidiaries for such
     --- -----
     succeeding fiscal year in form reasonably acceptable to the Required Purchasers (it being recognized by the Purchasers that projections as to future results are not to be viewed as facts and that the actual results for the period or periods covered by the projections may differ from the projected results);

          (e) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 4.l, a report in substantially the form of Exhibit B hereto signed on behalf of the Company
                               ---------
     and its Subsidiaries by the chief financial officer of the Company, and including, without limitation, computations in reasonable detail evidencing compliance with the covenants contained in Sections 7.6 through 7.8, inclusive;

          (f) as soon as practical and, in any event, within 90 days after the Closing Date, the Opening Balance Sheet, which shall be prepared by the chief financial officer of the Company and reviewed by Deloitte and Touche, LLP, which review shall not result in any material changes to the Opening Balance Sheet;

          (g) upon the Required Purchasers' request from time to time, copies of any reports submitted to any member of the Company and its Subsidiaries by independent public accountants in connection with any interim review of the accounts of Company or its Subsidiaries made by such accountants;

          (h) promptly after the same are available, copies of all financial statements, proxy material, and reports as the Company or its Subsidiaries shall send to its stockholders or that the Company or its Subsidiaries may file with the Securities and Exchange Commission;

          (i) if and when the Company or its Subsidiaries gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC or, if such notice is not given to the PBGC, a description of the content of the notice that would be required to be given;

          (j) (I) immediately upon becoming aware of the existence of any condition or event (i) that constitutes a Default or Event of Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto or (ii) affecting the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, written notice thereof specifying the nature thereof and the action being or proposed to be taken with respect thereto; and (II) immediately upon receipt thereof, copies of any written notice of any cancellation, termination or material change in any insurance maintained by the Company or its Subsidiaries;

          (k) promptly upon becoming aware of any litigation or of any investigative proceedings by any Person, including, without limitation, any governmental agency or authority commenced or threatened in writing against the Company or its Subsidiaries of which it has notice, or of a material change in any such existing litigation or proceedings, the outcome of which could reasonably be expected to have a Materially Adverse Effect, written notice thereof and the action being or proposed to be taken with respect thereto;

          (l) except to the extent otherwise provided in the Environmental Indemnity Agreement, promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened in writing against the Company or its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof, copies of all correspondence, reports and other materials furnished to or prepared by the Company or any of its Subsidiaries (or its representatives) in connection therewith and the action being or proposed to be taken with respect thereto; and

          (m) from time to time, with reasonable promptness, such other financial data and other information or documents (financial or non-financial) about the Company or any of its Subsidiaries as the Required Purchasers may reasonably request.

          4.2. Inspection.  (a)  Any holder of Notes and, prior to the closing
               ----------
of an Initial Public Offering, any holder of Warrants exercisable for at least 20,000 shares of Common Stock (appropriately adjusted for any stock splits or stock dividends after the Closing Date), or any representative thereof, upon five Business Days' notice, may visit and inspect the properties of the Company and each of its Subsidiaries during business hours, examine and copy their books of record and accounts (including, but not limited to, access to board minutes and other materials distributed at meetings of the Board of Directors), and discuss their affairs, finances and accounts with their officers and independent public accountants; provided that,
                                                                 --------
so long as no Event of Default has occurred and is continuing, such holders and representatives are entitled to inspection rights pursuant to this Section 4.2(a) no more than two times each fiscal year in the aggregate; and provided,
                                                                     --------
further, that with respect to discussions with employees and independent public
-------
accountants, so long as no Event of Default has occurred and is continuing, the Company shall be given prior notice and opportunity to participate in such discussions. In addition, the Company shall promptly mail a copy of all board minutes of the Company to each of the Purchasers; provided, however, that the
                                                  --------  -------
Company shall not be required to deliver that portion of any board minutes of the Company relating to a discussion by the Board of Directors of the Company in connection with the Subordinated Transaction Documents.

          (b) All materials and information provided to the Purchasers or their Affiliates, representatives, agents, employees and officers by or on behalf of the Company or its Subsidiaries or by another Purchaser in connection with this Agreement or any other Transaction Document shall be kept confidential by the Person receiving such information and shall not be disclosed to any other Person, without the prior written consent of the Company or such Subsidiary, which consent shall not be unreasonably withheld, and no Purchaser nor any of its Affiliates, representatives, agents, employees or officers shall use any such information other than in connection with or in enforcement of this Agreement and the other Subordinated Transaction Documents or in connection with other business now or hereafter existing with the Company or its Subsidiaries, except that the same may be disclosed without such consent (i) to any Affiliate of the Purchasers who purchases or holds Notes or Warrants or otherwise performs services for the Purchasers in connection herewith (other than Fleet National Bank in its capacity as senior lender to the Company under the Bank Loan Agreement), (ii) as required by applicable law, (iii) as requested by the Commission or any self-regulatory organization, (iv) to any attorneys, accountants or consultants to the holders of the Notes or Warrants or (v) to any prospective purchaser which is, or upon acquisition of any Note would be, a holder reasonably acceptable to the Company, in connection with a bona fide attempt to sell any Notes; provided that, prior to the dissemination of
                           --------
information to a prospective purchaser, such purchaser shall agree in advance to treat such information as confidential as set forth herein, and further provided
                                                                ------- --------
that, with respect to clauses (ii) and (iii) above, the Purchasers, to the extent practicable, will use reasonable efforts to give notice to the Company before releasing such information, provided that no Purchaser shall have liability whatsoever for the failure to give such notice.

          4.3. Taxes.  (a)  Any and all payments by or on behalf of the Company
               -----
hereunder and under any other Transaction Document shall be made, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of a Purchaser (including
---------
any so-called branch profit taxes) and (ii) franchise taxes imposed on the net income of a Purchaser, in each case by the jurisdiction under the laws of which such Purchaser is organized or qualified to do business or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Company must deduct any Taxes from or in respect of any
        -----
sum payable hereunder or under any other Transaction Document to a Purchaser,
(i) the sum payable shall be increased by the amount (an "additional amount")
                                                          -----------------
necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.3) such Purchaser shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

          (b) Each Purchaser (or any direct or indirect transferee of a Purchaser) that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Holder") shall deliver to the Company two copies of either
           ---------------
U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Holder claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit D and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Holder claiming complete exemption from U.S. federal withholding tax on all payments by the Company hereunder and under any other Transaction Document. Such forms shall be delivered by each Non-U.S. Holder on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Holder shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Holder. Each Non-U.S. Holder shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this
Section 4.3(b), a Non-U.S. Holder shall not be required to deliver any form pursuant to this Section 4.3(b) that such Non-U.S. Holder is not legally able to deliver.

          (c) For any period with respect to which a Purchaser (or transferee) has failed to provide the Company with the appropriate form described in subsection (b) above (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (b) above), such person shall not be entitled to any additional amounts under Section 4.3(a) with respect to Taxes imposed by the United States by reason of such failure.

          (d) If a Purchaser (or transferee) shall become aware that it is entitled to claim a refund from a governmental authority in respect of Taxes with respect to which the Company has paid additional amounts pursuant to
Section 4.3(a), it promptly shall notify the Company of the availability of such refund claim and shall make a timely claim to such taxation authority for such refund at the Company's expense. If a Purchaser (or transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes with respect to which the Company has paid additional amounts pursuant to Section 4.3(a), it shall within 30 days from the date of such receipt pay over the amount of such refund to the Company, net of all reasonable out-of-pocket expenses of such Purchaser (or transferee) and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Company, upon the request of
                              --------
such Purchaser (or transferee), agrees to repay the amount paid over to the Company (plus penalties, interest or other reasonable charges) to such Purchaser (or transferee) in the event such Purchaser (or transferee) is required to repay such refund to such taxation authority.

          SECTION 5.     Representations and Warranties.  In order to induce the
                         ------------------------------
Purchasers to purchase the Notes, the Company and each of the Guarantors represents and warrants as follows:

          5.1.      Organization and Qualification.  As of the Closing Date, the
                    ------------------------------
Company, each of its Subsidiaries and their respective jurisdictions of incorporation are listed on Schedule 5.1 hereto. The Company and each of its
                            ------------
Subsidiaries (a) is a Person duly organized, validly existing and in good standing (or the jurisdictional equivalent thereof) under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is duly qualified and in good standing (or the jurisdictional equivalent thereof) as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

          5.2.      Organizational Authority.  The execution, delivery and
                    ------------------------
performance of each of the Subordinated Transaction Documents and the Transaction Documents (other than the Proxy Statement) to which the Company or any of its Subsidiaries is a party and the transactions contemplated hereby and thereby (including, without limitation, the Recapitalization Transactions) are within the corporate or other power and authority of the Company or such Subsidiary and have been authorized by all necessary corporate or other proceedings, and do not and will not (a) require any consent or approval of any creditors, trustees for creditors or shareholders of the Company or such Subsidiary (other than any such consent that has been obtained prior to the Closing Date and delivered to the Purchasers or that will be obtained after the Closing Date but prior to the effective date of the relevant document requiring such consent), (b) contravene any provision of the charter documents or by-laws of the Company or such Subsidiary, (c) contravene any law, rule or regulation applicable to the Company or such

Subsidiary, (d) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other material agreement, instrument, order or undertaking binding on the Company or such Subsidiary, or
(e) result in or require the imposition of any Lien (other than Permitted Liens) on any of the properties, assets or rights of the Company or such Subsidiary, except in case of clauses (c) and (d) with respect to the Transaction Documents (other than the Subordinated Transaction Documents) only, any contraventions and defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          5.3.      Valid Obligations.  Each of the Subordinated Transaction
                    -----------------
Documents to which the Company or any of its Subsidiaries is or is to become a party and all of their respective terms and provisions are the legal, valid and binding obligations of the Company or such Subsidiary enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          5.4.      Consents or Approvals.  The execution, delivery and
                    ---------------------
performance of each of the Subordinated Transaction Documents to which the Company or any of its Subsidiaries is or is to become a party and the transactions contemplated herein and therein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, except as have been made or obtained and are in full force and effect.

          5.5.      Title to Properties; Absence of Liens.  Each of the Company
                    -------------------------------------
and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned or leased by it which are material to the business of the Company or such Subsidiary, including, without limitation, such properties, assets and rights as are reflected in the Initial Financial Statement (except such properties, assets or rights as have been disposed of in the ordinary course of business or otherwise permitted hereunder since the date thereof), free from all Liens except Permitted Liens, and, except as so disclosed, free from all defects of title that could reasonably be expected to materially adversely affect any of such properties, assets or rights. To the knowledge of the Company, all such properties and assets purported to be owned by it and all of the interest of the Company and its Subsidiaries in properties which are leaseholds are free and clear of all material title defects or material objections, liens, claims, charges, security interests and other Liens (except Permitted Liens) of any nature whatsoever, and are not, in the case of real property, subject to any material rights of way, building, use or other restrictions, easements, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (i) provisions of building and zoning laws, provided that such provisions would not materially
                          --------
interfere with the Company's or any of its Subsidiaries' use of such properties, (ii) liens for current taxes not yet due, and (iii) as otherwise disclosed on Schedule 5.5 hereto. The rights, properties and other assets
             ------------
presently owned, leased or licensed by each of the Company and its Subsidiaries include all material rights, properties and other assets necessary to permit the Company and its Subsidiaries to conduct its businesses in all material respects in the same manner as its businesses have been conducted prior to the date hereof.

          5.6.      Financial Statements.  The Company has furnished to the
                     --------------------
Purchasers the Consolidated balance sheet of the Company and its Subsidiaries as of December 25, 1998 and the related Consolidated statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for the fiscal years then ended, and related footnotes, audited by Deloitte and Touche, LLP, together with the opinion of Deloitte and Touche, LLP thereon. The Company has also furnished to the Purchasers (i) a Consolidated balance sheet as of December 31, 1999, audited by Deloitte and Touche, LLP, together with the opinion of Deloitte and Touche, LLP thereon, (ii) a Consolidated statement of operations and cash flows for the fiscal year ended December 31, 1999, audited by Deloitte and Touche, LLP, together with the opinion of Deloitte and Touche, LLP thereon (the financial statements referred to in clauses (i) and (ii) shall be referred to as the "Initial Financial Statement"), and (iii) a pro forma
                       ---------------------------                --- -----
unaudited balance sheet as of December 31, 1999, prepared on a basis consistent with the Initial Financial Statement. The Company has also furnished to the Purchasers the Opening Balance Sheet (together with the unaudited pro forma
                                                                  --- -----
financial statements referred to in clause (iii) above, the "Pro Forma Financial
                                                             -------------------
Statements").  The Company has also furnished to the Purchasers the unaudited
----------
pro forma Consolidated projected balance sheets of the Company and its
--- -----
Subsidiaries for the next 5 fiscal years, and its related unaudited Consolidated projected statements of income, changes in stockholders' equity and cash flow for the next five fiscal years, as if the loans under the Bank Loan Agreement had been made and the Recapitalization had occurred as of the Closing Date. The Company has also furnished to the Purchasers management reports for the Company and its Subsidiaries prepared for the fiscal year ended December 25, 1998 and the fiscal year ended December 31, 1999. The Initial Financial Statement was prepared in accordance with GAAP and presents fairly in all material respects the financial position of the Company and its Subsidiaries as of such dates and the results of the operations of the Company and its Subsidiaries for such periods on the basis disclosed in the footnotes thereto. There are no liabilities, contingent or otherwise, not disclosed in any of such financial statements that involve a material amount. The Pro Forma Financial Statements were prepared in good faith by the Company based upon reasonable assumptions and on a basis consistent with the Initial Financial Statement. The Purchasers acknowledge that the Pro Forma Financial Statements are projections as to future results and are not to be viewed as facts and that actual results may differ from the projected results.

          5.7.      Changes.  Since the date of the Initial Financial Statement,
                    -------
there have been no changes in the assets, liabilities, financial condition, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which has, individually or in the aggregate, been materially adverse to the Company and its Subsidiaries taken as a whole.

          5.8.      Defaults.  As of the date of this Agreement, no Default or
                    --------
Event of Default exists.

          5.9.      Taxes.  Each of the Company and its Subsidiaries has filed
                    -----
or has caused to be filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Company or such Subsidiary in excess of $100,000 individually and in the aggregate have been fully paid or other than any taxes, assessments or governmental charges being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established therefor. Neither the Company nor any of its Subsidiaries has executed any waiver of limitations in respect of tax liabilities. Each of the Company and its Subsidiaries has established on its books reserves adequate for the payment of all federal, state and other tax liabilities.

          5.10.     Litigation.  Except as set forth on Schedule 5.10 hereto,
                    ----------                          -------------
there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing against the Company or any of its Subsidiaries that, if adversely determined, could reasonably be expected to result in a forfeiture of all or any substantial part of the property of the Company or any of its Subsidiaries taken as a whole, or could otherwise reasonably be expected to have a Material Adverse Effect.

          5.11.     Subsidiaries.  As of the date of this Agreement, neither the
                    ------------
Company nor any of its Subsidiaries has any Subsidiaries except as set forth on
Schedule 5.1 hereto.
------------

          5.12.     Investment Company Act.  Neither the Company nor any of its
                    ----------------------
Subsidiaries is required to be registered as an investment company within the meaning of the Investment Company Act of l940, as amended.

          5.13.     Compliance with ERISA.  Each of the Company and its
                    ---------------------
Subsidiaries and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than for premiums, contributions or benefits, as applicable, payable in the ordinary course of business other than such liabilities which are not paid when due; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

          5.14.     Environmental Matters.  See the representations and
                    ---------------------
warranties set forth in the Environmental Indemnity Agreement, which are incorporated herein by this reference.

          5.15.     Disclosure.  As of the Closing Date, the representations and
                    ----------
warranties made by the Company and its Subsidiaries in this Agreement, any other Subordinated Transaction Document, in the Proxy Statement or in any other agreement, instrument, document, certificate, statement or letter furnished to the Purchasers by or on behalf of the Company or any of its Subsidiaries, and the factual information heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries to the Purchasers, in connection with any of the transactions contemplated by any of the Subordinated Transaction Documents taken as a whole and as supplemented from time to time prior to the Closing Date do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances in which they were or are made. The representations and warranties made by the Company and its Subsidiaries in this Agreement, in any other Subordinated Transaction Document, in the Proxy Statement or in any other agreement, instrument, document, certificate, statement or letter furnished to the Purchasers by or on behalf of the Company or any of its Subsidiaries, and the factual information furnished by or on behalf of the Company or any of its Subsidiaries to the Purchasers after the Closing Date, in connection with any of the transactions contemplated by any of the Subordinated Transaction Documents taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances in which they were or are made. Neither the Company nor any of its Subsidiaries is aware of any fact which it has not disclosed in writing to the Purchasers that has had, or could reasonably be expected to have, a Material Adverse Effect. It is recognized by the Purchasers that projections, pro forma financial statements, financial models, and business plans, to the extent they project future results, are not to be viewed as facts and that the actual results during the period or periods covered by any documents containing such projections may differ from the project results.

          5.16.     Solvency.  Both before and after giving effect to the
                    --------
Recapitalization, and all Debt incurred by the Company and its Subsidiaries on the Closing Date, neither the Company nor the Company and its Subsidiaries on a Consolidated basis (i) is Insolvent, or will be rendered Insolvent by the Debt incurred in connection therewith, (ii) will be left with unreasonably small capital with which to engage in its business, (iii) will have incurred Debt beyond its ability to pay such Debt as it matures, and (iv) will fail to have assets (both tangible and intangible) having a present fair salable value equal to or in excess of the amount required to pay the probable liability on its then existing debts as they become absolute and matured, in each case after giving effect to all rights of indemnification and contribution of such Person(s) to or from any Affiliate of such Person(s).

          5.17.     Compliance with Statutes, Etc..  Each of the Company and its
                    ------------------------------
Subsidiaries is in compliance with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than any non-compliance which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          5.18.  Capitalization.  On and as of the Closing Date (and after
                 --------------
giving effect to the Recapitalization), the authorized capital stock of the Company consists of (x) 2,500,000 shares of Common Stock, of which 1,145,099 shares are issued and outstanding and are held by the Persons and in the amounts set forth in Schedule 5.18(a) hereto, and (y) 27,000,000 shares of Senior
             ----------------
Preferred Stock, of which 13,315,774 shares are issued and outstanding and are held by the Persons and in the amounts set forth in Schedule 5.18(a) hereto. On
                                                    ----------------
and as of the Closing Date, the authorized capital stock of each of the Company's Subsidiaries, and the number of issued and outstanding shares thereof, is as set forth in Schedule 5.18(b) hereto. All such outstanding shares of the
                   ----------------
Company and each of the Company's Subsidiaries have been duly and validly issued and are fully paid and non-assessable. Neither the Company nor any of its Subsidiaries has outstanding any other securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, in each case except as set forth in Schedule 5.18(b) hereto with respect to the Company's Subsidiaries. As
         ----------------
of the Closing Date, the Company does not have outstanding any other securities convertible into or exchangeable for its Capital Stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock, in each case except as set forth in Schedule 5.18(b) hereto.
                                 ----------------

          5.19.  Labor Relations.  Neither the Company nor any of its
                 ---------------
Subsidiaries is engaged in any unfair labor practice.  Except as disclosed on
Schedule 5.19 hereto, (i) there is no unfair labor practice complaint pending or
-------------
threatened in writing against the Company or any of its Subsidiaries before the National Labor Relations Board which if adversely determined could reasonably be expected to have a Material Adverse Effect, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement which if adversely determined could reasonably be expected to have a Material Adverse Effect is so pending against the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, threatened against it in writing, (ii) there is no labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, threatened in writing against the Company or any of its Subsidiaries which if adversely determined could reasonably be expected to have a Material Adverse Effect, and (iii) to the knowledge of the Company or any of its Subsidiaries, no union representation question exists with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place which could reasonably be expected to have a Material Adverse Effect.

          5.20.  Certain Transactions.  As of the date of this Agreement, except
                 --------------------
as set forth on Schedule 5.20 hereto or as expressly permitted hereunder, none
                -------------
of the officers, partners or directors of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than in connection with services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director or, to the knowledge of the Company or any of its Subsidiaries, any Person which is an Affiliate of any officer, partner, director, or natural person in the immediate family of an officer, partner or director of the Company or any of its Subsidiaries or other Person in which such officer, partner, director has a substantial direct or indirect beneficial interest or is an officer, director, trustee or partner.

          5.21.  Restrictions on the Company and Its Subsidiaries.  Neither the
                 ------------------------------------------------
Company nor any of its Subsidiaries is a party to or bound by any contract, agreement or instrument, or subject to any charter or other corporate restriction, materially and adversely affecting the business, property, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          5.22.  Leases.  As of the date hereof, Schedule 5.22 hereto contains a
                 ------                          -------------
complete list of all leases, occupancy agreements for real property and all amendments thereto, including without limitation, assignments and subleases pursuant to which the Company and its Subsidiaries leases real property, and written license agreements granted by the Company or its Subsidiaries pursuant to which a third party would have the right to enter upon the leased premises (herein individually referred to, together with any other Lease entered into from time to time, as a "Real Property Lease" and collectively referred to as
                         -------------------
the "Real Property Leases").  The copies of the Real Property Leases heretofore
     --------------------
delivered by the Company to the Agent are true, correct and complete copies thereof and each of such Real Property Leases currently in effect is in full force and effect in accordance with the terms thereof. Neither the tenant nor, to the knowledge of the Company or its Subsidiaries, the landlord, under any Real Property Lease under which the Company is the tenant is in default under the applicable Real Property Lease or has given or received any notice of cancellation or termination of such Real Property Lease (other than pursuant to the expiration thereof) or condemnation of the leased premises, except to the extent such defaults or events described in such notices, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Company or its Subsidiaries taken as a whole. Each of the Real Property Leases under which the Company or any of its Subsidiaries is the tenant currently in effect is in possession of its respective premises and is open for business in accordance with the Company's or such Subsidiary's ordinary course practices, and no such tenant has assigned any of its interest in any of the Real Property Leases under which the Company is the tenant, as collateral or otherwise or sublet all or any portion of the premises covered by any Lease or granted any written license with respect thereto, except as may be otherwise disclosed on Schedule 5.22 hereto or as is expressly permitted hereunder. To
             -------------
the knowledge of the Company, all work to be performed by the landlord under the Real Property Leases currently in effect has been completed and there are no claims pending or threatened against any landlord for failure to have per-formed or completed any such work, except to the extent any failure of such work to be performed, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Company or its Subsidiaries taken as a whole.

          5.23.  Franchises, Patents, Copyrights, Etc.  Except as otherwise set
                 ------------------------------------
forth on Schedule 5.23 hereto, each of the Company and its Subsidiaries
         -------------
possesses, owns or has the right to use all franchises, patents, copyrights, trademarks, tradenames, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business as substantially now conducted without known conflict with any rights of others other than such conflicts which could not reasonably be expected to have a Material Adverse Effect and, in each case, free of any Lien that is not a Permitted Lien.

          5.24.  Year 2000 Compliance.  The Company reasonably believes that all
                 --------------------
reprogramming required to permit the proper functioning, in and following the year 2000, of the Company and its Subsidiaries' computer and management information systems and the testing of all such systems and equipment, as so reprogrammed, has been completed. The computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, can reasonably be expected to continue for the term of this Agreement to be sufficient to permit the Company and its Subsidiaries to conduct their respective businesses as conducted prior to January 1, 2000 without any material adverse effect on the Company and its Subsidiaries taken as a whole.

          5.25.  Material Contracts.  As of the Closing Date, Schedule 5.25
                 ------------------                           -------------
hereto sets forth each of the contracts, agreements and licenses which is a Material Contract.

          5.26.  Recapitalization.  Neither the Company nor, to the Company's
                 ----------------
knowledge, any other party thereto is in default in the performance or compliance with any material provisions of the Recapitalization Documents. The Recapitalization Documents comply with, and on or prior to the Closing Date, the Recapitalization has been consummated in accordance with, all applicable laws. All requisite approvals by governmental authorities having jurisdiction over the Company, any of its Subsidiaries and any other Person referenced therein, with respect to the transactions contemplated by the Recapitalization Documents, have been obtained on or before the Closing Date, and no such approvals impose or will impose any conditions to the consummation of the transactions contemplated by the Recapitalization Documents or to the conduct by the Company or any of it Subsidiaries of its business thereafter.

          SECTION 6.     Affirmative Covenants. To induce the Purchasers to
                         ---------------------
enter into this Agreement and purchase the Notes, the Company and each Guarantor covenants and agrees as follows:

          6.1.   Payment of Principal, Premium and Interest.  The Company will
                 ------------------------------------------
duly and punctually pay the principal of (and premium if any) and interest on the Notes in accor-dance with the terms of the Notes and this Agreement. The Company must redeem Notes on June 30, 2005 in accordance with Section 9.1 hereof and the terms of the Notes. After May 16, 2005, the Company may not issue additional PIK Notes and must pay all interest on the Notes in cash at the rate of 15% per annum, payable quarterly in arrears.

          6.2.   Conduct of Business.  The Company shall and shall cause each of
                 -------------------
its Subsidiaries to:

          (a) duly observe and comply in all respects with all applicable laws and requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA) other than any non-compliance which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

          (b) maintain its corporate existence (except as otherwise permitted by Section 7.3) and remain qualified to conduct its business in all jurisdictions in which the nature of its properties or business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and

          (c) remain engaged in substantially the same fields of business as those in which it is now engaged (and reasonable extensions or expansions thereof), except that the Company or any of its Subsidiaries may cease to conduct any business activity which its Board of Directors (or any committee thereof) reasonably determines is no longer desirable in the conduct of its business, provided that promptly after such cessation, the
                              --------
     Company shall provide the Purchasers with written notice thereof.

          6.3.   Maintenance and Insurance.  The Company shall, and shall cause
                 -------------------------
each of its Subsidiaries to, maintain its properties in good repair, working order and condition (normal wear and tear excepted) as required for the conduct of its business and from time to time the Company will make or cause to be made, and cause each of its Subsidiaries to make or cause to be made, all necessary and proper repairs, renewals, replacements, additions and improvements thereto so that the business of the Company and its Subsidiaries may be properly and advantageously conducted at all times in the manner and custom of companies in the same or similar businesses and shall maintain or cause to be maintained (or to be replaced as needed) all Leases as may be required for the conduct of the Company's and each of its Subsidiaries' business. The Company shall and shall cause each of its Subsidiaries to at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Company and such Subsidiary in the exercise of their reason-able judgment deem to be adequate in the manner and custom of companies in the same or similar businesses.

          6.4.   Taxes.  The Company shall, and shall cause each of its
                 -----
Subsidiaries to, pay or cause to be paid all taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment
            --------
or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

          6.5.   Maintenance of Books and Records.  The Company shall, and shall
                 --------------------------------
cause each of its Subsidiaries to, keep adequate books and records of account, in which true and complete entries will be made reflecting its business and financial transactions in accordance with GAAP and applicable law.

          6.6.   Use of Proceeds.  The proceeds of the Notes will be used by the
                 ---------------
Company solely to provide funding for the Recapitalization and to pay the costs and expenses incurred in connection therewith. No portion of any Notes shall be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U or X of the Board of Governors of the Federal Reserve System.

          6.7.   Pension Plans.  With respect to any Plan, the benefits under
                 -------------
which are guaranteed, in whole or in part, by the PBGC or any governmental authority succeeding to any or all of the functions of the PBGC, the Company will, and will cause each of its Subsidiaries to, (i) fund each Plan as required by the provisions of Section 412 of the Code; (ii) cause each Plan to pay all benefits when due; and (iii) furnish the Purchasers (a) promptly with a copy of any notice of each Plan's termination sent to the PBGC and (b) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code.

          6.8.   Fiscal Year. Each of the Company and its Subsidiaries shall
                 -----------
have a fiscal year ending on the last Friday in December of each year and shall notify the Purchasers of any change in such fiscal year (whereupon the Purchasers shall have the right to modify the timing of the financial covenants hereunder accordingly in order to correspond to any such change in fiscal year).

          6.9.   Additional Guarantors.  The Company will cause any newly
                 ---------------------
organized or acquired Subsidiary of the Company (other than an Excluded Foreign Subsidiary) as promptly as practicably and in any event with 30 days after the organization or acquisition of such Subsidiary to become a party to this Agreement as a Guarantor and to execute and deliver a Guarantee to each holder of Notes.

          6.10.  Further Assurances.  At any time and from time to time the
                 ------------------
Company shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Purchasers to effect the purposes of the Subordinated Transaction Documents. Without limitation of the foregoing, upon receipt of an affidavit of any holder as to the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, the Company will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

          SECTION 7. Negative and Financial Covenants.  To induce the Purchasers
                     --------------------------------
to enter into this Agreement and purchase the Notes, each of the Guarantors and the Company warrants, covenants and agrees as follows:

          7.1.   Liens.  The Company shall not, nor shall permit any of its
                 -----
Subsidiaries to, create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Liens"), or assign or otherwise convey any right to
                         -----
receive income, including the sale or discount of Accounts Receivable with or without recourse, except the following ("Permitted Liens"):
                                         ---------------

          (a) Liens in favor of the Agent or the Lenders under the Bank Loan Documents with respect to the Senior Debt;

          (b)    Liens existing on the date of this Agreement and disclosed in
     Schedule 7.1 hereto securing Debt described therein, and Liens securing
     ------------
     refinancings, extensions and renewals of any such Debt secured by such Liens, provided that the principal amount of Debt so secured and the fees
            --------
     thereon is not increased or the maturity date thereof is not shortened (except for reasonable and customary fees);

          (c) Liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required to be paid in accordance with the provisions of Section 6.4;

          (d) Landlords' and lessors' liens in respect of rent not in default, or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers', carriers', warehousemans', materialmen's and similar liens, if the obligations secured by such liens are not then delinquent, or are either unfiled or no other action has been taken to enforce the same; liens securing the performance of surety bonds, appeal bonds, performance bond, bids, tenders, leases and contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially impair the use thereof in the operation of its business;

          (e) Judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

          (f) easements, rights of way, licenses, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or Liens relating to real property and not interfering in a material way with the ordinary conduct of its business;

          (g) Liens securing the purchase price of inventory and capital assets (including rights of lessors under capital leases) and encumbrances created by conditional sale or other title retention agreements, in each case to the extent the Debt to which such Lien applies is permitted hereunder, provided, however, that (A) each such Lien is given solely to secure the
     --------  -------
     purchase price of, or the lease obligations relating to, such property, does not extend to any other property and is given at the time or within 30 days of the acquisition of the property, and (B) the Debt secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time such security interest attaches, and in any event, such Debt does not exceed $6,000,000 in the aggregate outstanding at any time;

          (h) Liens securing Debt permitted by Section 7.2(k), so long as such Liens are of the kind permitted by this Section 7.1 and cover only the real or personal property acquired in such Permitted Acquisitions and not any other property;

          (i) leases or subleases granted to others not interfering with the business of the Company or any of its Subsidiaries, provided that such
                                                         --------
     leases are permitted under the Bank Loan Agreement;

          (j) any interest of title of a lessor under, and Liens arising from precautionary Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to equipment leases permitted by this Agreement;

          (k) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (l) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

          (m) any exception included in a title insurance policy approved by the Agent or the Lien of any Lease approved by the Agent; and

          (n) discounts of Accounts Receivable payable to the Company or any of its Subsidiaries not in excess of $30,000 in the aggregate in any fiscal year of the Company.

          7.2.   Debt.  Other than Permitted Debt (as defined below), the
                 ----
Company will not, and will not cause or permit any of its Subsidiaries or any of the Guarantors to, create, incur, assume or suffer to exist, any Debt; provided,
                                                                       --------
however, that if no Default or Event of Default shall have occurred and be
-------
continuing at the time of or as a consequence of the incurrence of any such Debt, the Company, its Subsidiaries and the Guarantors may incur Debt on and after January 1, 2003, in each case, if on the date of incurrence of such Debt, after giving pro forma effect to the incurrence thereof and the receipt and application of the proceeds therefrom, the Total Interest Coverage Ratio for the four most recent consecutive fiscal quarters for which financial statements pursuant to Section 5.1(a) or (b) were most recently delivered to the Purchasers would be greater than 2.75 to 1.0.

          Notwithstanding the foregoing, the Company, its Subsidiaries and the Guarantors may incur "Permitted Debt", as set forth in (a) through (m) below:

          (a) the incurrence by the Company or any Guarantor of Debt under the Bank Loan Documents; provided that the aggregate principal amount of
                              --------
     Debt of the Company and the Guarantors outstanding under the Bank Loan Documents after giving effect to such incurrence (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) does not exceed $160,000,000, as reduced by the scheduled amortization in accordance with the Bank Loan Documents in effect as of the Closing Date;

          (b) additional Debt in an aggregate principal amount not to exceed $25,000,000, which Debt is incurred under the Bank Loan Documents (in excess of the amount specified in (a) above);

          (c)    Debt existing on the date of this Agreement as set forth on
     Schedule 7.2 hereto and renewals, refinancings and extensions thereof which
     ------------
     do not have the effect of increasing the principal amount or amortization thereof (other than to extend the same);

          (d) the incurrence by the Company and the Guarantors of Debt represented by the Notes (including any additional Notes issued in accordance with the terms of the Notes in lieu of a portion of cash interest payments) and the Guarantees and the guarantees under the Bank Loan Documents and guarantees issued by the Company in the ordinary course of business;

          (e) Debt (including Capitalized Leases) secured by Liens permitted by Sections 7.1(c) and (g);

          (f) Debt of any Guarantor to the Company or to another Guarantor or intercompany indebtedness expressly permitted hereunder;

          (g) Contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

          (h) Debt in respect of interest rate swap, cap, or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contractors or similar agreements designed to hedge against fluctuations in currency and interest rates incurred in the ordinary course of business and consistent with prudent business practice;

          (i) Debt in respect of the Retention Bonus Senior Note or the Retention Bonus Subordinated Note incurred in the ordinary course of business, provided that the aggregate principal amount of debt permitted by
               --------
     this clause (i) shall not exceed $3,000,000 at any one time outstanding;

          (j) Guarantees by the Company or its Subsidiaries with respect to any Debt of the Company or its Subsidiaries permitted by this Section 7.2 and
     Section 7.4;

          (k) Debt of any Subsidiary of the Company that existed at the time such Person became a Subsidiary of the Company or Debt assumed by the Company or any of its Subsidiaries in connection with any Permitted Acquisition; provided that, in each case, such Debt (a) was not incurred in
                  --------
     contemplation of such Permitted Acquisition or the transaction by which such Person became a Subsidiary of the Company and (b) the aggregate principal amount of such Debt outstanding at any time shall not exceed $1,200,000 (including any extensions, renewals, refinancing or replacement of such Debt, in any such case, without any increase in the principal amount thereof);

          (l) Debt issued to holders of Capital Stock that is required to be repurchased by the Company pursuant to the Shareholders Agreement; provided
                                                                        --------
     that (i) such Debt is expressly subordinated to the Notes on terms reasonably satisfactory to the Required Purchasers, (ii) no cash interest or principal is payable until after the Notes are Fully Satisfied and (iii) the maturity date of such Debt is at least May 16, 2009; and

          (m) other unsecured Debt of the Company and its Subsidiaries (taken as a whole) with an aggregate principal amount not to exceed $7,000,000 at any time outstanding; provided, however, that both before and after the
                           --------  -------
     incurrence thereof, no Default or Event of Default shall be continuing.

          7.3. Merger; Consolidation; Sale or Lease of Assets; Acquisitions.
               ------------------------------------------------------------
The Company shall not, nor shall permit any of its Subsidiaries to, sell, lease or otherwise dispose of assets or properties (valued at the lower of cost or fair market value), other than (a) sales of inventory in the ordinary course of business, (b) Involuntary Dispositions resulting in Net Proceeds to the Company or the Guarantors having an aggregate value (or in an aggregate amount, as applicable) of less than $1,200,000 in any fiscal year of the Company, (c) sales, leases or other dispositions of assets or properties not in the ordinary course of business in an aggregate amount not to exceed $5,000,000 in any fiscal year of the Company, (d) sales, leases and other dispositions of obsolete equipment or other assets no longer used or useful in the business of the Company or any of its Subsidiaries, (e) sales, leases or other disposition to the Company or any of its Subsidiaries or any sale or disposition of assets or properties to an Excluded Foreign Subsidiary having an aggregate value equal to or less than $3,600,000 in any fiscal year of the Company, provided that the consideration
                                              --------
received from such Excluded Foreign Subsidiary in respect of such sale or disposition is equal to or greater than the lower of the cost of such asset or property or the fair market value of such asset or property, (f) the Sexauer Dispositions and (g) the sale of any asset by the Guarantors, the Company or any of their Subsidiaries (other than an asset included in the preceding clauses
(a), (b), (c), (d), (e) or (f)) (an "Asset Sale") so long as (i) the purchase
                                     ----------
price paid to the Company or such Subsidiary or Guarantor for such asset shall be no less than the fair market value of such asset at the time of such sale,
(ii) 80% of the purchase price for such asset shall be paid to the Company or such Subsidiary or Guarantor solely in cash and (iii) the aggregate purchase price paid to the Company and all of its Subsidiaries for such asset and all other assets sold by the Company and its Subsidiaries (other than an asset included in Section 7.3(a), (b), (c), (d), (e) or (f)) in any fiscal year pursuant to this Section 7.3 shall not exceed $5,000,000; provided that in the
                                                          --------
case of sales of assets pursuant to this Section 7.3(g), the Company shall (iv) apply the entire Net Proceeds from such sale within 190 days of receipt thereof either: (x) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (y) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Closing Date or in businesses reasonably related or ancillary thereto, or (z) a combination of prepayment and investment permitted by the foregoing clauses (iv)(x) and (iv)(y). On the 191st day after receipt of proceeds of an Asset Sale, to the extent that Net Proceeds relating to such Asset Sale in excess of those applied as set forth in clause
(iv)(x), (iv)(y) and (iii)(z) above exist (the "Net Proceeds Offer Trigger
                                                --------------------------
Date"), such aggregate amount of excess Net Proceeds (a "Net Proceeds Offer
----                                                     ------------------
Amount") shall be applied by the Company or such Subsidiary to make an offer to
------
purchase (the "Net Proceeds Offer") on a date not less than 30 nor more than 60
               ------------------
days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount
     --- ----
at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by
--------  -------
the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this Section 7.3(g). In addition, the Company shall not, nor shall permit any of its Subsidiaries to, liquidate, merge or consolidate into or with any other Person or enter into or undertake any plan or agreement of liquidation, merger or consolidation with any other Person, provided that if no Default or Event of Default has occurred and is continuing
--------
or would result from such transaction, (A) any wholly-owned Subsidiary of the Company may merge or consolidate into or with (x) the Company if the Company is the surviving company, or (y) any other wholly-owned Subsidiary of the Company if the surviving person is a Guarantor, (B) the Company or any Subsidiary of the Company may merge with any Person in connection with a Permitted Acquisition, provided that the Person that is the surviving Person of such merger is or
--------
becomes a Guarantor and if such transaction involves the Company, the Company shall be the surviving corporation, and (C) any Subsidiary of the Company may, upon 15 days' prior written notice to the Purchasers, dissolve, liquidate or wind up its affairs, provided that all assets and properties of any such
                     --------
Subsidiary shall, prior to (or as a result of) such dissolution, liquidation or winding up, be transferred to the Company or a Guarantor into a Guarantor or as otherwise permitted by this Agreement, provided that such dissolution,
                                       --------
liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect. The Company will not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Required Purchasers, acquire all or substantially all of the assets (or a division) or capital stock (or other equity) of any Person, except in connection with a Permitted Acquisition.

          7.4.  Contingent Liabilities. The Company shall not, nor shall permit
                ----------------------
any of its Subsidiaries to, create, incur, assume or remain liable with respect to any Guarantees other than the following:

          (a) Guarantees in favor of the Purchasers, the holders of the Notes, or the Agent and the Lenders under the Bank Loan Documents;

          (b) Guarantees existing on the date of this Agreement and disclosed on Schedule 7.4 hereto (including any renewals, refinancings and extensions
        ------------
     thereof which do not have the effect of increasing the principal amount thereof, or fees thereon (except for reasonable and customary fees);

          (c) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

          (d) Guarantees with respect to surety, performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding in the aggregate at any time $600,000;

        (e) Guarantees in respect of interest rate protection arrangements required under the Bank Loan Agreement; and

        (f)   Guarantees of Debt permitted under Section 7.2.

        7.5.  Sale and Leaseback. The Company shall not, nor shall permit any
              ------------------
of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Company or any of its Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred.

        7.6.  Funded Debt Ratio.  The Company shall not at any time permit the
              -----------------
Funded Debt Ratio of the Company and its Subsidiaries as at the last day of any fiscal quarter in any fiscal period identified below to be greater than the ratio specified below opposite such fiscal period:



                                                           Maximum
        Four Consecutive Quarters Ending On                 Ratio
        -----------------------------------                 -----

        September 29, 2000                                6.00 to 1

        December 29, 2000 and March 30, 2001              5.75 to 1

        June 29, 2001 and September 28, 2001              5.50 to 1

        December 28, 2001 and March 29, 2002              5.25 to 1

        June 28, 2002 and September 27, 2002              4.75 to 1

        December 27, 2002, March 28, 2003,

        June 27, 2003 and September 26, 2003              4.25 to 1

        December 26, 2003, March 26, 2004,

        June 25, 2004 and September 24, 2004              4.00 to 1

        Any fiscal quarter ending on or after
        December 31, 2004                                 3.50 to 1


          7.7. Fixed Charge Coverage Ratio.  The Company shall not permit the
               ---------------------------
Fixed Charge Coverage Ratio of the Company and its Subsidiaries for any four fiscal quarter period commencing with the four fiscal quarters ending on June 30, 2001 and for the periods commencing on July 1, 2000 and ending on each of September 29, 2000, December 29, 2000 and March 30, 2001, respectively, to be less than 1.0 to 1.

          7.8. Interest Coverage Ratio.  The Company shall not permit the
               -----------------------
Interest Coverage Ratio of the Company and its Subsidiaries for any fiscal period identified below to be less than the ratio specified below opposite such fiscal period:


                                                              Minimum
          Period                                               Ratio
          ------                                               -----

          For the fiscal quarter ending on
          September 29, 2000                                  1.25 to 1

          For the two consecutive fiscal quarters ending on
          December 29, 2000                                   1.35 to 1

          For the three consecutive fiscal quarters ending
          on March 30, 2001                                   1.35 to 1

          For the four consecutive fiscal quarters ending
          June 29, 2001 and September 28, 2001                1.35 to 1

          For the four consecutive fiscal quarters ending
          on or after December 28, 2001 through September
          27, 2002                                            1.75 to 1

          For the four consecutive fiscal quarters ending
          on or after December 27, 2002 through September
          24, 2004                                            2.00 to 1

          For the four consecutive fiscal quarters ending
          on or after December 31, 2004 through September
          30, 2005                                            2.25 to 1

          For any four consecutive fiscal quarters ending
          on or after December 30, 2005                       2.50 to 1

          7.9. Restricted Payments.  The Company shall not, nor shall it permit
               -------------------
any of its Subsidiaries to, pay, make or declare any Restricted Payment. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, (i) the Company and the Guarantors may make payments to Parthenon under the Parthenon Management Agreement, provided that (x) the aggregate amount
                                          --------
of all such payments in any year may not exceed $250,000, and (y) at the time any such payment is proposed to be made, and after giving effect thereto, the Special Payment Conditions have been met, (ii) the Company and the Guarantors may consummate any of the transactions described on Schedule 7.9 hereto, and
                                                    ------------
(iii) the Company and the Guarantors may consummate the repurchase, redemption or other acquisi-tion or retirement for value of any Equity Securities of the Company held by officers, directors or employees of the Company or its Subsidiaries in an aggregate cash amount not to exceed (x) $900,000 in any fiscal year of the Company, and (y) $1,500,000 in the aggregate during the term of this Agreement. Neither the Company nor any of its Subsidiaries will enter into any agreement, contract or arrangement (other than the Transaction Documents) restricting the ability of any Subsidiary of the Company to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of any nature or to make transfers or distributions of all or any part of its assets to the Company or any of its Subsidiaries, other than to the extent set forth in documents evidencing Liens permitted by Section 7.1(h) and customary anti-assignment provisions in the Bank Loan Documents, Leases and other contracts, agreements and licenses (other than Material Contracts) entered into by the Company or any of its Subsidiaries.

          7.10.  Investments. The Company shall not, nor shall permit any of its
                 -----------
Subsidiaries to, make or maintain any Investments other than Qualified Investments.

         7.11.  ERISA.  Neither the Company nor any of its Subsidiaries shall
                -----
permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to
Section 4068 of ERISA, but only to the extent any of the foregoing could reasonably be expected to result in a liability to the Company or any of its Subsidiaries in excess of $1,200,000.

         7.12.  Transactions with Affiliates. The Company and the Guarantors
                ----------------------------
will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any officer, director, employee or Affiliate thereof on terms that are less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from Persons who are not such Affiliates thereof (an "Affiliate
                                                                  ---------
Transaction"); provided, however, that the purchase, sale or lease to, or
-----------    --------  -------
exchange of any property with, any such Affiliates shall not be deemed to be prohibited by this Section 7.12 if: (i) with respect to any Affiliate Transaction involving an aggregate fair market value in excess of $5,000,000 the Company delivers to the holders of the Notes a written opinion of an independent nationally recognized investment banking firm (or, in the case of a real estate transaction, an independent nationally recognized real estate consulting firm) stating that the transaction is fair to the Company from a financial point of view; (ii) with respect to any Affiliate Transaction involving an aggregate fair market value in excess of $2,500,000 the Company delivers to the holders of the Notes a Board Resolution certifying that such Affiliate Transaction complies with this Section 7.12 and is in the best interests of the Company or such Subsidiary; (iii) with respect to any Affiliate Transaction involving an aggregate fair market value in excess of $1,000,000 the Company delivers to the holders of the Notes an Officers' Certificate stating that such Affiliate Transaction complies with this Section 7.12 and is in the best interests of the Company or such Subsidiary; (iv) such agreements or transactions are contemplated, required or allowed by any Transaction Documents as in effect on the date of this Agreement, provided that such agreements or transactions are not otherwise prohibited by this Agreement or any of the Bank Loan Documents; (v) such transactions are permitted by Sections 7.9 and 7.10 hereof; (vi) such agreements and transactions are among the Company and its Subsidiaries (provided such agreements and transactions are not otherwise in violation of any of the terms of this Agreement); and (vii) as disclosed on
Schedule 7.12 hereto.
-------------

          7.13.  Partnerships; New Subsidiaries. None of the Company, the
                 ------------------------------
Guarantors or any of their Subsidiaries will become a general partner in any general or limited partnership or joint venture (other than as expressly permitted pursuant to Section 7.10).

          7.14.  Issuance of Stock.  The Company will not permit any of its
                 -----------------
Subsidiaries to issue any additional Equity Securities except director's qualifying Equity Securities and except the issuance of Equity Securities of a Subsidiary of the Company to the Company or any Guarantor. In addition, the Company may not issue any preferred stock which pays dividends in excess of 14%.

          7.15.  Future Debt Offerings.  In the event that the Company or any of
                 ---------------------
its Subsidiaries issues any debt securities (excluding any debt securities permitted under clauses (b) through (m) of the definition of Permitted Debt) having an aggregate principal amount in excess of $60,000,000 after the date hereof in a private placement or public offering, the Company shall promptly use the proceeds thereof to effect an optional redemption of the Notes pursuant to
Section 9.2 hereof out of the net proceeds of such issue and either (x) obtain the consent of the Agent to such prepayment or (y) raise sufficient additional proceeds to repay the Senior Debt under the Bank Loan Documents and made such payment on such Senior Debt.

          7.16.  No Amendments to Certain Documents.  The Company shall not, nor
                 ----------------------------------
shall permit any of its Subsidiaries to, at any time cause or permit charter or other incorporation documents or by-laws of the Company or any of its Subsidiaries to be modified, amended or supplemented in any respect , except for such supplement, modification or amendment which could not reasonably be expected to have a Material Adverse Effect, without (in each case) the prior written agreement, consent or approval of the Agent (if the Bank Loan Documents are in effect) and the Required Purchasers.

          7.17.  Waiver of Stay, Extension or Usury Laws.  The Company covenants
                 ---------------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes (including any additional Notes issued in accordance with the terms of the Notes in lieu of a portion of cash interest payments) as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement.


          SECTION 8.      Events of Default; Remedies.
                          ---------------------------

          8.1. Events of Default.  "Event of Default," whenever used herein,
               -----------------    ----------------
means any one of the following events (whatever the reason for such Event of Default and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (a) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 5 Business Days, whether or not such payment is prohibited by Section 12; or

          (b) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity, whether or not such payment is prohibited by
     Section 12; or

          (c) (i) a default of a covenant set forth in Section 7, (ii) a default of a covenant set forth in Section 4.1, which default continues for a period of 15 days, or (iii) a default in the performance of any covenant in this Agreement (other than a covenant default in the performance of which is elsewhere in this Section 8.1 specifically dealt with), which default continues for a period of 30 days after the date upon which an executive officer of the Company or any of its Subsidiaries becomes aware thereof; or

          (d) a default or defaults with respect to the payment of principal or interest shall have occurred, and continuance of such default or defaults for a period of 10 Business Days, in respect of any Debt (other than the Notes) of the Company or any of its Subsidiaries under the Bank Loan Agreement or under the terms of any other agreements, instruments or other documents evidencing such Debt (or pursuant to which the same was issued); or

          (e) a default or defaults shall have occurred in respect of any Debt (other than the Notes) of the Company or any of its Subsidiaries under the Bank Loan Agreement or under the terms of any other agreements, instruments or other documents evidencing such Debt (or pursuant to which the same was issued) which has individually an outstanding principal amount in excess of $6,000,000, and such default or defaults shall result in the maturity of such Debt under the Bank Loan Agreement or such other agreement, instrument or document being accelerated, whether by declaration or otherwise, on a date prior to the date on which it would otherwise have become due and payable or the Company or such Subsidiary shall then fail to pay principal when due at the stated maturity (after giving effect to any applicable grace periods and extensions thereof) of any such Debt under the Bank Loan Agreement or such other agreement, instrument or document; or

          (f) final judgments or orders shall have been rendered against the Company or any of its Subsidiaries which require the payment in money, either individually or in an aggregate amount, that is in excess of $6,000,000 (net of the proceeds from any insurance policy or indemnity related thereto and any legal fees and expenses not reimbursed under said insurance policies or indemnity) and there shall have been a period of 45 days during which (i) such amounts remained unpaid, unstayed, undischarged or unwaived or (ii) such amounts were not covered by an insurance policy from an insurer of recognized national standing or by a letter of credit or bond issued by an institution of recognized national standing; or

          (g) except as otherwise permitted hereunder, any of the Guarantees shall cease for any reason to be in full force and effect, except for Guarantees that were released or otherwise cease to be in full force and effect in accordance with the terms hereof; or

          (h) any representation or warranty made by the Company or any of the Guarantors under this Agreement, the Notes, the Warrants, the Warrant Agreement, the Shareholders Agreement shall prove to have been incorrect in any material respect when made; or

          (i) the Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 75 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (i).

          8.2. Acceleration of Maturity; Rescission and Annulment.  If an Event
               --------------------------------------------------
of Default (other than an Event of Default specified in Section 8.1(i) occurs and is continuing, then and in every such case the holders of not less than 51% in aggregate principal amount of the Notes outstanding may, subject to the provisions of Section 12, declare the principal of, together with accrued interest on, all the Notes to be due and payable immediately (to the extent not already so due and payable) and upon any such declaration such principal of, together with interest accrued thereon, notwithstanding anything in this Agreement to the contrary, shall become immediately due and payable. If an Event of Default specified in Section 8.1(i) occurs and is continuing, then the principal of, together with interest accrued on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any holder of the Notes. Anything herein contained to the contrary notwithstanding, in the event of any acceleration pursuant to this Section 8.2, the Company shall be obligated to pay any premium which would have had to have been paid if the Notes had been redeemed as required by the terms of this Agreement and the Notes in an amount equal to the premium that would have been due if the Notes were so redeemed on the date of such acceleration.

          At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the holders of the Notes as hereinafter in this Section 8 provided, the holders of at least a majority in principal amount of the Notes outstanding, by written notice to the Company, may rescind and annul such declaration and its consequences if

          (a)  there shall have been paid

               (1) all overdue interest on all Notes,

               (2) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate stipulated by Section 8.3 and

               (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate stipulated by Section 8.3; and

          (b) all Events of Default, other than the nonpayment of principal of Notes (which have become due solely by such declaration of acceleration), have been cured or waived as provided in Section 8.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Notwithstanding the preceding provisions of this Section 8.2, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in Section 8.1(e) has occurred and is continuing, such declaration of acceleration shall be automatically annulled and rescinded if the Debt under the Bank Loan Agreement that is the subject of such Event of Default has been discharged or the other Debt that is the subject of such

Event of Default constitutes Senior Debt and has been discharged, or the holders of such Debt under the Bank Loan Agreement or such other Debt (whether or not, in the case of any such other Debt, the same constitutes Senior Debt) have rescinded their declaration of acceleration in respect of such Debt under the Bank Loan Agreement or such other Debt and written notice of such discharge or rescission, as the case may be (and a copy of the advice or other instrument whereby such discharge or rescission was accomplished), shall have been given to the holders of the Notes by the Company within 15 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 15-day period which has not been cured or waived during such period; provided that, in all such cases, the holders of Notes have not commenced legal
--------
action against the Company or acted in reliance upon such acceleration prior to the time such declaration of acceleration is annulled or rescinded.

          Upon a determination by the Company that the Bank Loan Agreement is no longer in effect or that no Debt of the Company or any Subsidiary is outstanding under the Bank Loan Agreement, the Company shall promptly give to the holders of the Notes written notice thereof, which notice shall be countersigned by the Agent. Unless and until the holders of the Notes shall have received such written notice with respect to the Bank Loan Agreement, the holders of the Notes shall be entitled, and shall be required, in all respects to assume that the Bank Loan Agreement is in effect.

          8.3. Collection of Debt.  The Company covenants that if:
               ------------------

          (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 5 Business Days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, subject to the provisions of Section 12, upon demand of the holders of the Notes, pay to them in cash, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, with interest upon the overdue principal, if any (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate of the then applicable interest rate on the Notes plus 2.00% per annum (the "Default Rate"); and, in addition thereto,
                                     ------------
such further amount as shall be sufficient to cover the reasonable costs and expenses of collection. Subject to applicable law, any interest that shall accrue on overdue interest on the Notes as provided in the preceding sentence that shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply. Prior to May 16, 2005, the additional 2.00% of interest included in the Default Rate may be paid by the Company, at its option (which option must be exercised un-less the Company delivers to the Purchasers the written consent of the Agent to the payment thereof in cash), by its issuing to each such holder of record additional Notes in an aggregate principal amount equal to the amount of such additional interest due to such holder on the applicable Interest Payment Date in lieu of cash.


          SECTION 9.  Redemption of Securities.
                      ------------------------

          9.1.  Mandatory Redemption. Subject to Section 12, on June 30, 2005,
                --------------------
the Company shall redeem a principal amount of Notes outstanding on such date equal to the AHYDO Amount on a pro rata basis at a redemption price of 100% of the principal amount of the Notes so redeemed. The "AHYDO Amount" equals the
                                                    ------------
amount such that the Notes will not be "applicable high yield discount obligations" within the meaning of Section 163(i)(1) of the Code. The Purchasers, the Company and Guarantors estimate such amount to be approximately $11,631,604.34. On and after May 16, 2005, the Company, in accordance with the terms of the Notes and this Agreement, may not issue additional PIK Notes and shall pay all interest on the Notes in cash at the rate of 15% per annum, payable quarterly in arrears.

          9.2.  Optional Redemption.  The Notes may be redeemed at the option of
                -------------------
the Company at any time as a whole, or from time to time in part, at the redemption prices (expressed as percentages of principal amount redeemed) set forth below, plus accrued and unpaid interest (if any) to the date of redemption, if redeemed during periods set forth below:


                                                     Redemption
                   Period                              Price
                   ------                              -----


          May 17, 2000 through May 16, 2001          104.000%
          May 17, 2001 through May 16, 2002          103.000%
          May 17, 2002 through May 16, 2003          102.000%
          May 17, 2003 and thereafter                100.000%


          9.3.  Notice of Redemption. (a) The Company shall give the holder of
                --------------------
each Note irrevocable written notice of any redemption pursuant to Section 9.1 or 9.2 not less than 30 days nor more than 60 days prior to the date specified for such redemption, specifying such date and the principal amount of the Notes held by such holder to be redeemed on such date and stating which section of this Agreement the redemption is to be made pursuant to. Concurrently with such notice, the Company must send to the Note holders a letter from the Agent consenting to such redemption or a letter stating that no such consent is necessary and if such letter is not received and has not been given, the redemption notice shall not be effective and no such redemption shall be made. Notice of redemption having been given as aforesaid, the principal amount of the Notes specified in such notice, together with accrued and unpaid interest (if any) thereon to the redemption date with respect thereto, shall become due and payable on such redemption date.

          (b)   Deposit of Funds and Termination of Rights.  In connection with
                ------------------------------------------
any redemption under this Section 9.3, upon one day's notice to the holder of Notes affected thereby, the Company may deposit for the benefit of the holders of any or all of the Notes the funds necessary to redeem such Notes in accordance with Section 9.1 or 9.2 with a bank or trust company in the Borough of Manhattan, the City of New York, having a capital and surplus of at least $100,000,000; provided that the Company shall have complied with the requirement
              --------
of delivering a letter from the Agent at the time required under Section 9.3(a). Any moneys so deposited by the Company and unclaimed at the end of two years from the date designated for the redemption of such Note shall revert to the general funds of the Company or as otherwise required by law. After such reversion, any such bank or trust company shall, upon demand, pay over to the Company such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of Notes shall look only to the Company for the payment of the redemption price. Any interest accrued on funds deposited pursuant to this Section 9.3(b) shall be paid from time to time to the Company for its own account. The notices required under this Section 9.3, having been given as aforesaid, upon the payment of, or deposit of, funds, as applicable, pursuant to this Section 9.3(b) in respect of the Notes to be redeemed, notwithstanding that any such Notes themselves shall not have been surrendered for cancellation, from and after the date scheduled for the redemption of the Notes (i) the Notes shall no longer be deemed outstanding, (ii) the rights to receive interest thereon shall cease to accrue and (iii) all rights of the holders of the Notes shall cease and terminate, excepting only the right to receive the redemption price therefor; provided, however, that if the Company shall default in the payment of the redemption price therefor, the Notes shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Notes until such time as such default shall no longer be continuing or shall have been waived by holders of 51% of the aggregate principal of all outstanding Notes.


          9.4.  Change in Control. Subject to Section 12 hereof, in the event of
                -----------------
a Change in Control , holders of Notes shall have the right, at their option, to require the Company to purchase all or any portion of the Notes on the date (the "Change in Control Payment Date") which is thirty Business Days after the date
 ------------------------------
the Change in Control Notice (as defined below) is required to be mailed (or such later date as is required by applicable law) at 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the Change in Control Payment Date.

          The Company shall send all holders of the Notes, within ten days after the occurrence of any Change in Control, a notice of the occurrence of such Change in Control (the "Change in Control Notice").
                        ------------------------

          Each Change in Control Notice shall state:

          (1) the Change in Control Payment Date;

          (2) the date by which the right to have Notes purchased must be exercised;

          (3) that such right is conditioned on receipt of notice from the holders;

          (4) a description of the procedure which the holders of Notes must follow to exercise the right to have Notes purchased;

          (5)  that the purchase is being made pursuant to this Section 9.4;

          (6) that any Note not tendered will continue to accrue interest if interest is then accruing; and

          (7) that, unless the Company defaults in making payment therefor, any Note accepted for purchase shall cease to accrue interest after the Change in Control Payment Date.

          No failure of the Company to give the foregoing notice shall limit any holder's right to exercise a right to have Notes purchased.

          In the event that holders of 75% or more of the outstanding principal amount of the Notes require the Company to purchase their Notes pursuant to this
Section 9.4, the remaining outstanding Notes will be redeemable, in whole but not in part, at the option of the Company upon not less than 30 nor more than 60 days prior notice to each holder of remaining outstanding Notes, at a redemption price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

          9.5. Notes Redeemed in Part.  Any Note which is to be redeemed only in
               ----------------------
part pursuant to Sections 9.1, 9.2 or 9.4 shall be surrendered at the office of the Company and the Company shall execute, and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

          SECTION 10.     Representations and Covenants of the Purchasers.
                          -----------------------------------------------

          (a) Each Purchaser (as to itself only) understands and acknowledges to the Company that:

          (i) the offering and sale of the Securities is intended to be exempt from registration under the Securities Act by virtue of the provisions of
     Section 4(2) of the Securities Act; and

            (ii) there is no existing public or other market for the Securities and there can be no assurance that any Purchaser will be able to sell or dispose of the Securities.

            (b) Each Purchaser (as to itself only) represents and warrants to the Company that:

            (i) the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account, not as a nominee or agent for any other Person and without any interest therein in violation of the Securities Act, without prejudice, however, to each Purchaser's right at all times to sell or otherwise dispose of all or any part of such Securities under an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act (including, without limitation, Rule 144A promulgated thereunder);

            (ii) such Purchaser is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities, and such Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Securities;

            (iii) such Purchaser has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the offering and sale of the Securities, has had all such questions answered to its satisfaction and has been supplied all additional information deemed necessary by it to verify the accuracy of the information furnished to it;

            (iv) such Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization;

            (v) such Purchaser has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; and

            (vi) each of the Transaction Documents to which such Purchaser is a party has been or will be duly executed and delivered by such Purchaser, and constitutes or will constitute the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

            (c) Each Purchaser (as to itself only) further represents that the execution, delivery, and performance of the Transaction Documents to which such Purchaser is a party and the consummation of the transactions contemplated thereby are (i) within such Purchaser's powers (corporate or otherwise) and authority and have been duly authorized by all requisite action (corporate or otherwise), (ii) do not violate its charter, by-laws or any law, judgment, order, decree or regulation to which it is subject or any material contract, instrument or agreement binding on such Purchaser and (iii) does not require approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other Person, other than those that have been obtained or made on or prior to the Closing Date.

          (d) Each Purchaser acknowledges that the Securities have not been registered under the Securities Act and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

          Each Purchaser agrees to the imprinting, so long as required by law or, with respect to the legend regarding subordination, as requested by the Agent, of a legend on certificates and/or Notes, as applicable, representing the Securities issued pursuant to the Transaction Documents to read substantially as follows:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
     (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION,
     (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
     (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE OR TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM

     OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR
     (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR OTHER EXEMPTION FROM REGISTRATION AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR SUCH TRANSFER IS MADE IN ACCORDANCE WITH CLAUSES (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS, AND SUCH OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

          FOR PURPOSES OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT.THE HOLDER OF THIS NOTE MAY REQUEST THE INFORMATION DESCRIBED IN UNITED STATES TREASURY REGULATION SECTION 1.1275-3(b)(1)(i) FROM THE CHIEF FINANCIAL OFFICER, WILMAR INDUSTRIES, INC., 303 HARPER DRIVE, MOORESTOWN, NEW JERSEY 08057.

          THIS NOTE IS SUBJECT TO THE TERMS OF A PURCHASE AGREEMENT (INCLUDING THE SUBORDINATION TERMS CONTAINED IN SECTION 12 THEREOF), DATED AS OF MAY 16, 2000 BY AND BETWEEN WILMAR INDUSTRIES, INC., THE GUARANTORS LISTED THEREIN AND THE PURCHASERS LISTED THEREIN (AS AMENDED OR OTHERWISE MODIFIED, THE "PURCHASE AGREEMENT") TO WHICH REFERENCE IS MADE FOR THE TERMS AND PROVISIONS GOVERNING THIS NOTE.

          SECTION 11. Guarantees; Execution and Delivery.
                      ----------------------------------

          11.1.  Guarantees.  Each Guarantor jointly and severally guarantees to
                 ----------
each holder of a Note the due and punctual payment of the principal of (and premium, if any) and interest on such Note, interest on the overdue principal (and premium, if any) and fees and expenses and all other amounts due in connection with such Note, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration or otherwise in accordance with the terms of such Note and of this Agreement. In the case of the failure of the Company punctually to make any such payment of principal (or premium, if any) or interest, the Guarantors hereby jointly and severally agree to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, or are required to be redeemed pursuant to Section 9 or otherwise, and as if such payment were made by the Company.

          The Guarantees of each Guarantor are, to the extent and in the manner set forth in Section 12, subordinate and junior in right of payment to the prior payment in full in cash of all Senior Debt of such Guarantor. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

          Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share (as determined by the net worth of such Guarantor as compared to the net worth of such Guarantor and all other Guarantors in the aggregate, the value of such net worth to be determined as the greater of such Guarantor's net worth on the date hereof or the date on which a payment is required pursuant to this paragraph or pursuant to the Guarantee) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 12. The provisions of this Section 11 shall in no respect limit the obligations and liabilities of any Guarantor to any holder of the Notes, and each Guarantor shall remain liable to any holder of the Notes for the full amount guaranteed by such Guarantor hereunder.

          Except for notice and other formalities specifically required hereunder or under the Notes, each Guarantor waives (to the extent permitted by applicable law) notice of acceptance of the Guarantees, of any action taken or omitted in reliance thereon or of any default in the payment of any such sums or in the performance of any covenants and agreements of the Company and the Guarantors contained in this Agreement or in any Notes and any presentment, demand, protest or notice of any kind. Each Guarantor hereby agrees that the execution and delivery of each Guarantee executed and delivered by such Guarantor shall be conclusive evidence against such Guarantor that such Guarantee is absolute.

          Each Guarantor hereby agrees that its obligations under the Guarantees constitute a present and continuing guarantee of payment and not of collectibility, and shall be absolute, and to the extent permitted by applicable law, such obligations shall not be subject to any counterclaim, setoff, deduction or defense based upon claim any Guarantor may have against the Company, any holder of Notes or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof or consent thereto), including, without limitation: (a) any amendment or modification of or supplement to any provision of this Agreement or any of the Notes, or any assignment or transfer thereof in accordance with the terms hereof and of the Notes, including, without limitation, any renewal or extension of the terms of payment of any of the Notes or the granting of time in respect of any payment thereof, or any furnishing or acceptance of security or any release of any security so furnished or accepted for any of the Notes; (b) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Guarantees, this Agreement or any of the Notes, or any exercise or nonexercise of any right, remedy or power in respect hereof or thereof; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company, or any other Person or the properties or creditors of any of them; (d) the occurrence of any Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement or any of the Notes or any other agreement; (e) or any transfer of any assets to or from the Company, including, without limitation, any transfer or purported transfer to the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any other corporation or entity, or any change whatsoever in the objects, capital structure, constitution or business of the Company; (f) any failure on the part of the Company or any Person to perform or comply with any term of the Notes, this Agreement or any other agreement; (g) any suit or other action brought by any stockholders or creditors of, or by, the Company or any other Person for any reason whatsoever, including, without limitation, any suit or action in any way attacking or involving any issue, manner or thing in respect of any of the Guarantees, the Notes, this Agreement or any other agreement; (h) any lack or limitation of status or of power, incapacity or disability of the Company or of any director or agent of any of them; or (i) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing,

          The Guarantors hereby agree that if they shall make any payment in respect of any Note, they shall, to the extent permitted by applicable law, be subrogated to the rights of the holder of such Note in respect of which such payment was made (but shall not for any purpose be deemed a holder of any Note); provided, however, that such rights of subrogation
--------  -------
and all indebtedness and claims arising therefrom shall be, and each Guarantor agrees that it is, and shall at all times be, in all respects subordinate and junior to the prior payment in full, in cash, of all indebtedness evidenced by the Notes in respect of which payment was not made. Each Guarantor agrees that the foregoing right of subrogation shall not be effective until, and that it shall not be entitled to receive any payment, under any condition, in respect of any such subrogated claim unless and until, all Notes and all other amounts which may become due, or are stated in such Guarantor's Guarantees to become due, shall have been Fully Satisfied.

          Each Guarantor waives any right it may have to (a) require the holder of any Note to proceed against the Company or against any other party; (b) exercise any right or remedy arising by reason of any performance by it of any Guarantee, whether by subrogation or otherwise, against the Company or any other Guarantor; or (c) to require the Company to pursue any remedy within its power.

          Each Guarantor agrees that the Guarantees shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or any Guarantor is rescinded or must be otherwise restored by any holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

          Without limiting the generality of the Guarantees, if an Event of Default shall have occurred and be continuing and the holders of Notes (or permitted assignees thereof) are prevented by applicable law from exercising their remedies (or any of them) under Section 8 of this Agreement, the holders of Notes (or permitted assignees thereof) shall be entitled to receive hereunder from each Guarantor, upon demand therefor, the sums which would have otherwise been due had such remedies been exercised.

          Each Guarantor shall pay each holder of Notes such further amounts as shall be sufficient to cover the reasonable cost and expense of collecting any sums under the Guarantees, or of otherwise enforcing the Guarantees, including, in any case, reasonable compensation to its attorneys for all reasonable services rendered in that connection.

          11.2.  Execution and Delivery.  To further evidence and confirm its
                 ----------------------
Guarantees provided in Section 11.1, the Guarantors hereby agree to execute the Guarantees, substantially in the form set forth in Exhibit A-2 hereto, to be endorsed on each Note from time to time issued by the Company. Each such Guarantee shall be executed on behalf of each Guarantor by its Chairman of the Board, Deputy Chairman of the Board, President or one of its Vice Presidents or its Treasurer.

          Guarantees bearing the manual or facsimile signatures of Persons who were at any time the proper officers of a Guarantor shall bind such Guarantor, notwithstanding that such Persons or any of them have ceased to hold such offices prior to the authentication and delivery of the Notes upon which such Guarantees are endorsed or did not hold such offices at the date of such Notes.

          11.3.  Termination.  The Guarantees made hereunder shall terminate
                 -----------
when all Notes are Fully Satisfied. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Purchasers and thereafter shall be binding upon such Guarantor and the Purchasers and their respective successors and assigns, and shall inure to the benefit of such Guarantor and the Purchasers, and their respective successors and permitted assigns. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor. The Purchasers and any holder of the Notes agrees upon request of the Company that it will, release any Guarantor from its obligations hereunder in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Company in a transaction permitted by Section 7.3 hereof.

          SECTION 12.  Subordination of Notes and Guarantees.
                       -------------------------------------

          12.1.  Notes and Guarantees Subordinate to Senior Debt.  The Company
                 -----------------------------------------------
and each Guarantor for itself and their respective successors and assigns, covenants and agrees, and each holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 12 notwithstanding anything contained in this Agreement to the contrary, the Debt represented by the Notes and the Guarantees and the payment of the principal of and premium, if any, and interest on each and all of the Notes, and any payment on account of the purchase, redemption or other acquisition of the Notes, and the payment on or in respect of the Guarantees are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt of the Company and each Guarantor. In addition, all rights to receive payments under Section 13 of the Warrant Agreement (including any put or call right) are subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt of the Company and each Guarantor. As used in this Section 12, the term "Obligation" or "Obligations" means obligations of the Company and the Guarantors under or with respect to the Notes, the Guarantees, this Agreement, the Warrants and the Warrant Agreement, respectively. Any payments required to be paid over to the holders of the Senior Debt under this Section 12 will first be paid to the Agent until all of the Obligations under (and as the defined in) the Bank Loan Documents have been Fully Satisfied (as defined in the Bank Loan Documents).

          12.2.  Payment Over of Proceeds upon Dissolution, Etc.  In the event
                 ----------------------------------------------
of (a) any insolvency or bankruptcy case or proceeding, or any receivership, total liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company, any of the Guarantors or to their creditors, as such, or to their assets, or (b) any liq-uidation, dissolution or other winding up of the Company or any of the Guarantors, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or any of the Guarantors, or (d) any other event described in Section 8.1(i) occurs with respect to the Company or any of the Guarantors, then and in any such event:

          (1) the holders of Senior Debt of the Company or such Guarantor shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt of the Company or such Guarantor before the holders of the Obligations of the Company or such Guarantor are entitled to receive any direct or indirect payment on account of principal of (or premium, if any) or interest on, or any other amount payable by the Company or such Guarantor under or in connection with, such Obligations on acceleration or otherwise or on account of the purchase or redemption or other acquisition of Obligations; and

          (2) any payment or distribution of assets of the Company or any Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the Obligations would be entitled but for the provisions of this Section 12.2, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company or any Guarantor being subordinated to the payment of their Obligations (except, so long as the effect of this parenthetical clause is not to cause any Obligations to be treated in any case or proceeding or similar event described in Subsection (a), (b) or (c) of this Section 12.2 as part of the same class of claims as the Senior Debt of the Company or such Guarantor or any class of claims on a parity with or senior to the Senior Debt of the Company or such Guarantor, for any such payment or distribution of equity securities or debt securities which (a) are subordinate, to at least the same extent as the Obligations, to the payment of all Senior Debt of the Company or such Guarantor then outstanding, (b) are unsecured, and (c) have an average life to stated maturity and a final maturity that is no shorter than the average life to stated maturity or the final maturity, as the case may be, of the Notes, (any such payment or distribution being hereinafter called a "Junior Payment")) shall be paid by the liquidating trustee or
               --------------
     agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt of the Company or such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt of the Company or such Guarantor may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on, and other amounts due under or in connection with, the Senior Debt of the Company or such Guarantor held or represented by each, to the extent necessary to make payment in full in cash of all Senior Debt of the Com-pany or such Guarantor remaining unpaid, after giving effect to any concurrent payment in cash to the holders of such Senior Debt; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 12.2, the holder of any Obligations shall have received any such payment or distribution of assets of the Company or Guarantor of any kind or character, whether in cash, property or securities, other than any such Junior Payment, before all Senior Debt of the Company or such Guarantor is paid in full in cash, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of, and forthwith paid over to, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company or such Guarantor for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt of the Company or such Guarantor in full in cash after giving effect to any concurrent payment in cash to or for the holders of Senior Debt of the Company or such Guarantor.

          The consolidation of the Company or any Guarantor with, or the merger of the Company or any Guarantor into, another corporation or the liquidation or dissolution of the Company or any Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Section 7.3 and in compliance with the Bank Loan Agreement shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company or such Guarantor for the purposes of this Section 12.2 if the corporation formed by such consolidation or into which the Company or such Guarantor is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in said
Section 7.3 and in compliance with the Bank Loan Agreement.

          12.3.  No Payment When Senior Debt in Default.  (a) (i) In the event
                 --------------------------------------
of and during the continuation of any event of default in respect of the payment of principal of (or premium, if any) or interest on, or any other amount due under or in connection with, any Senior Debt of the Company or any Guarantor beyond any applicable grace period with respect thereto, or (ii) in the event that any other event of default with respect to any Senior Debt of the Company or any Guarantor shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, whether pursuant to the terms thereof, on acceleration or otherwise, or (b) in the event that any event of default (other than an event of default described in clause (a)) with respect to any Senior Debt of the Company or any Guarantor shall have occurred and be continuing which event of default permits the holders of such Senior Debt to immediately declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no direct or indirect payment (other than any Junior Payment) shall be made by the Company or such Guarantor on account of the principal of (or premium, if any) or interest on, or any other amount due under or in connection with, the Obligations or on account of the purchase or redemption or other acquisition of Obligations (x) in case of any event of default described in subclause (i) of clause (a) or any event of default resulting in any acceleration described in subclause (ii) of clause (a), unless and until such event of default described in subclause (i) of clause (a) shall have been cured (with such cure accepted in writing by the Agent) or waived in writing or such acceleration described in subclause (ii) of clause (a) shall have been rescinded in writing or, in either case, the holders of such Senior Debt of the Company, the Guarantors or their agents (or a trustee on behalf of such holders) have waived the benefits of this Section 12.3 in writing, or (y) in case of any event of default specified in clause (b), from the date the Company or such Guarantor receives written notice of such event of default from the Agent or any other representative of a holder of Senior Debt and a notice from the Agent or any other representative of a holder of Senior Debt which states that it has elected to exercise its payment blockage right under this Section 12.3 until the earlier of (1) 180 days after such date, and
(2) the date, if any, on which the Senior Debt of the Company or such Guarantor to which such event of default relates is discharged or such event of default is waived in writing by the holders of such Senior Debt or otherwise cured (with such cure accepted in writing by the Agent) (in each case under clauses (a) and
(b) above, a "Payment Blockage Period"); provided, however, that (1) in no event
                                         --------  -------
shall any such blockage of payment on the Notes or Guarantees on account of any event of default described in clause (b) continue for more than 180 days in the aggregate in any 360 day consecutive period and (2) further written notice relating to the same event of default specified in clause (b) above with respect to any Senior Debt shall not be effective for purposes of this clause (y) unless such event of default has been cured or waived for a period of not less than 60 consecutive days. In any event, notwithstanding the foregoing, there shall be a period of at least 180 days during each 360 day period when no Payment Blockage Period under clause (b) above is in effect.

          In the event that, notwithstanding the foregoing, the Company or the Guarantor, as the case may be, shall make any payment to the holder of any Obligation or any such holder shall otherwise receive any payment or collection prohibited by the foregoing provisions of this Section 12.3, then and in such event the holder of the Obligations who receives the payment or collection shall hold it in trust for the holders of the Senior Debt and such payment or collection shall be paid over and delivered forthwith to the Agent.

          The provisions of this Section 12.3 shall not apply to any payment with respect to which Section 12.2 would be applicable.

          12.4.  Payment Permitted if No Default.  Nothing contained in this
                 -------------------------------
Section 12 or elsewhere in this Agreement or in any of the Obligations shall prevent the Company or any of the Guarantors, at any time except during the pendency of any insolvency or bankruptcy case or proceeding, or any receivership, total liquidation, reorganization or other similar case or proceeding in connection therewith, or any liquidation, dissolution or other winding up of the Company or any of the Guarantors, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company or any of the Guarantors referred to in Section 12.2 or under the conditions described in Section 12.3(a) or during any Payment Blockage Period under Section 12.3(b), from making payments at any time of principal of (and premium, if any) or interest on the Obligations or any other amount payable by the Company or such Guarantor under or in connection with the Obligations.

          The failure to make a payment on account of Obligations by reason of any provision of this Section 12 shall not prevent the occurrence of an Event of Default under Section 8.

          12.5.  Subrogation to Rights of Holders of Senior Debt.  Subject to
                 -----------------------------------------------
the payment in full in cash of all Senior Debt of the Company and the Guarantors and termination of the Bank Loan Documents, the holders of the Obligations of the Company and the Guarantors shall be subrogated (equally and ratably with the holders of all Debt of the Company and the Guarantors which by its express terms is subordinated to Senior Debt of the Company or the Guarantors to the same extent as Obligations of the Company or the Guarantors are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt of the Company and the Guarantors until the principal of (and premium, if any) and interest on the Obligations shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of the Company and the Guarantors of any cash, property or securities to which the holders of such Obligations would be entitled except for the provisions of this Section 12, and no payments pursuant to the provisions of this Section 12 over to the holders of Senior Debt by holders of such Obligations, shall, as among the Company and the Guarantors, their creditors other than holders of Senior Debt of the Company and the Guarantors and the holders of such Obligations, be deemed to be a payment or distribution by the Company and the Guarantors to or on account of the Senior Debt.

          12.6.  Acceleration of Payment of Notes and Exercise of Remedies.
                 ---------------------------------------------------------
Notwithstanding anything to the contrary contained in this Agreement, until the Senior Debt shall have been paid in full in cash and the Bank Loan Documents have been terminated, in the event that during the continuance of an Event of Default described in Section 8, all or any portion of the unpaid principal amount of the Notes shall (or would be permitted to) have been declared due and payable pursuant to the provisions of Section 8.2, such declaration shall not be effective, and the Purchasers shall not otherwise take any enforcement action or exercise remedies, until the earlier of (i) the date on which an Event of Default under Section 8.1(i) with respect to the Company has occurred, (ii) the date on which the maturity of any Senior Debt under the Bank Loan Documents is accelerated, (iii) the date on which any suit, action or proceeding is brought to (A) enforce payment of or to collect the whole or any part of the

Senior Debt, (B) judicially enforce any of the rights and remedies available to the holders of Senior Debt with respect to the Senior Debt or any collateral securing the Senior Debt or (C) to realize upon any of the collateral securing the Senior Debt, or (iv) 15 Business Days after the date that written notice of such declaration has been given to the holders of Senior Debt at Fleet National Bank, 100 Federal Street, Boston, Massachusetts 02110, Attn: Timothy G. Clifford, Director, facsimile number (617) 434-4929 (or such other address as the holders of Senior Debt shall have notified Fleet of in accordance with
Section 18) and with a copy to Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02110-3333, Attn: Philip A. Herman, facsimile number (617) 574-6595 unless, in the case of clause (iv) only, a Payment Blockage Period is then in effect in which case it shall then be at the end of such Payment Blockage Period.

          12.7.  Provisions Solely to Define Relative Rights.  The provisions of
                 -------------------------------------------
this Section 12 are and are intended solely for the purpose of defining the relative rights of the holders of the Obligations of the Company and the Guarantors on the one hand and the holders of Senior Debt of the Company and the Guarantors on the other hand. Nothing contained in this Section 12 or elsewhere in this Agreement or in the Obligations is intended to or shall (a) impair, as among the Company, the Guarantors, their creditors other than holders of Senior Debt of the Company and the Guarantors and the holders of the Obligations of the Company and the Guarantors, the obligations of the Company and the Guarantors, which are absolute, to pay to the holders of such Obligations the principal of (and premium, if any) and interest on, and any other amount payable by the Company and the Guarantors under or in connection with, the Obligations as and when the same shall become due and payable in accordance with their terms; or
(b) affect the relative rights against the Company and the Guarantors of the holders of the Obligations and creditors of the Company or such Guarantor other than the holders of Senior Debt; or (c) prevent the holder of any Obligation from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the limits set forth under this Section 12.

          12.8.  No Waiver of Subordination Provisions.  No right of any present
                 -------------------------------------
or future holder of any Senior Debt of the Company or the Guarantors to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the Guarantors or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or the Guarantors with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of the Company or the Guarantors may, at any time and from time to time, without the consent of or notice to the holders of the Obligations, without incurring responsibility to the holders of the Obligations and without impairing or releasing or otherwise affecting the subordination provided in this Section 12 or the obligations hereunder of the holders of the Obligations of the Company or the Guarantors to the holders of Senior Debt of the Company or the Guarantors, do any one or more of the following: (a) amend the terms of the Senior Debt of the Company or the Guarantors (provided that the Required Purchasers must consent to (i) any change
            --------
in the maturity of such Senior Debt beyond one year of its stated maturity on the Closing Date, (ii) any increase in the interest rate payable on any tranche of such Senior Debt in excess of 300 basis points above the maximum interest rate applicable thereto on the Closing Date, (iii) any change that shortens the weighted average maturity of such Senior Debt by more than 25% of its weighted average maturity as of the Closing Date or (iv) any change that makes any representations, covenants or defaults contained in the Bank Loan Documents more restrictive, or creates new representations, covenants or defaults (it being understood that waivers of existing covenants or defaults shall not be deemed to create a new covenant or default and the giving or making of a representation as set forth in the Bank Loan Documents as in effect on the date hereof, at a time not required by the Bank Loan Documents as in effect on the date hereof, shall not be deemed to create a new representation) that are not in the Bank Loan Documents as of the date hereof; provided that this clause (iv) shall not be
                                 --------
applicable to any representations, covenants or defaults that are (y) solely applicable to the Collateral or the security interest of the Agent or Banks therein or (y) offered to be added to this Agreement by the Company and consented to by the Agent (provided that with respect to dollar amounts or ratios referred to in such representations, covenants or defaults contained or to be contained in Bank Loan Documents, when such representations, covenants or defaults are added herein such dollar amounts or ratios shall be increased by 20%) and, if requested by the Purchasers, are so added to this Agreement; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of the Company or the Guarantors; (c) release in whole or in part any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company or the Guarantors or any other Person. The Company hereby covenants and agrees that it will offer to add to this Agreement any changes to or new representations, covenants or defaults referred to in clause (a)(iv) of the preceding sentence.

          12.9.  Reliance on Judicial Order or Certificate of Liquidating Agent.
                 --------------------------------------------------------------
Upon any payment or distribution of assets of the Company or the Guarantors referred to in this Section 12, the holders of the Obligations shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the holders of any Obligations, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution subject to the terms of this Section 12, the holders of Senior Debt of the Company or the Guarantors and other Debt of the Company or the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 12.

          12.10.  No Modification.  The provisions of the second paragraph of
                  ---------------
subsection 11.1 and this Section 12 and the defined terms used in the second paragraph of subsection 11.1 and this Section 12 are for the benefit of Agent and the holders from time to time of the Senior Debt and, as long as any Senior Debt or any commitment with respect thereto remain outstanding, such provisions and defined terms may not be modified, rescinded or canceled in whole or in part; provided, that the provisions of the second paragraph of subsection 11.1 and this Section 12 and the defined terms used in the second paragraph of subsection 11.1 and this Section 12 may be modified, amended or supplemented by the parties to this Agreement upon obtaining the prior written consent of the Purchasers. In connection with any amendment to this Agreement, the Company must first obtain a letter from the Agent consenting to such amendment or stating that such amendment is not prohibited by the Bank Loan Agreement and no amendment to this Agreement shall be effective until the Purchasers are delivered a copy of such letter.

          12.11.  Waivers; Reliance by the Agent and Holders of Senior Debt.  To
                  ---------------------------------------------------------
the extent permitted by applicable law, the holders of the Obligations, the Company and the Guarantors hereby waive (a) notice of acceptance hereof by the Agent and the holders of the Senior Debt and (b) all diligence in the collection or protection of or realization upon the Senior Debt. Each holder of the Obligations, by acceptance of the Obligations, acknowledges and agrees that the subordination provisions in the second paragraph of subsection 11.1 and this
Section 12 are and are intended to be, an inducement and a consideration to the Agent and each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Obligations, to acquire and continue to hold such Senior Debt. Each of the holders of the Obligations, the Company and Guarantors hereby acknowledge and agree that the Agent and each holder of any Senior Debt are third party beneficiaries of the second paragraph of subsection 11.1 and this Section 12.

          12.12.  Notice to Agent.  The Purchasers agree to promptly send to the
                  ---------------
Agent a copy of any notice of default or acceleration which is sent to the Company under this Agreement but the failure to send such copy shall not otherwise affect the validity or effectiveness of such notice of default or acceleration.

          12.13.  Rights of Holders upon Proceedings.  At any meeting of
                  ----------------------------------
creditors or in the event of any Proceeding involving the Company, the holders of Notes shall retain the right to vote, file a proof of claim and otherwise act with respect to the Notes (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension); provided that the holders of Notes shall not
                            -------- -----
initiate or prosecute any claim or action in such Proceeding challenging the enforceability of the Senior Debt, this Agreement, or any liens and security interests securing the Senior Debt. In the event the holders of Notes fail to execute, verify, deliver and file any proofs of claim in respect of the Notes in connection with any such Proceeding prior to 15 days before the expiration of the time to file any such proof or fail to vote any such claim in any such Proceeding prior to 5 days before the expiration of the time to vote any such claim, the holders of Notes hereby irrevocably authorize, empower and appoint the Agent as their agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim and vote such claim in any such Proceeding; provided that the Agent shall have no obligation to exercise any such authority with respect to the holders' claims. In the event that the Agent votes any claim in accordance with the authority granted hereby, the holders of the Notes shall not be entitled to change or withdraw such vote.

          SECTION 13.  Conditions Precedent.
                       --------------------

          13.1.  Purchasers' Conditions to Closing.  The obligation of each
                 ---------------------------------
Purchaser to purchase and pay for the Notes and Warrants to be purchased hereunder is subject to the satisfaction, on or before the Closing Date of the following conditions:

          (i) The Purchasers shall have received all of the following, duly executed and delivered:

                 (a)  The Notes and Warrants to be purchased by the Purchasers.

                 (b) "Omnibus Certificate or Certificates" of the Secretary of the Company and each of the Guarantors dated the Closing Date, certifying the incumbency and authority of the officers of the Company and each of the Guarantors who executed the Transaction Documents and the truth, correctness and completeness of the following exhibits attached thereto: (a) a copy of resolutions duly adopted by the Board of Directors of the Company and each of the Guarantors and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Transaction Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (b) a copy of the certificate of incorporation (or equivalent documentation) of the Company and each of the Guarantors and all amendments thereto, certified as of a recent date by an appropriate official of the Company's and each Guarantor's jurisdiction of organization, and (c) a copy of the by-laws of the Company and each of the Guarantors.

                 (c) Certificates, dated as of a recent date, as to the valid existence, good standing and qualification to do business of the Company and each of the Guarantors in its jurisdiction of organization, issued by the appropriate authorities of such jurisdiction.

                 (d) A "Compliance Certificate" executed by the Chairman of the Board or President and the Chief Financial Officer of the Company, dated the Closing Date in which such officers certify that the conditions set forth in sub-sections (a), (b) and (c) of Section 13.1(iii) and in Section 13.1(iv), 13.1(v), 13.1(viii) and 13.1(ix) have been satisfied.

                 (e) The opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Company, dated the Closing Date and substantially in the form set forth as Exhibit C hereto, subject only to such qualifications, limitations or exceptions as are contained in such Exhibit C or as may be reasonably acceptable to special counsel to the Purchasers.

                 (f) A complete and correct copy of any Recapitalization Documents (including all schedules and exhibits thereto) requested by Purchasers and the Green Employment Agreement.

                 (g) A certificate dated the Closing Date of the President or Chief Financial Officer of the Company certifying to the Purchasers that the proceeds of the Notes were used as provided for in Section
          6.6 hereof.

          (ii) The payment by the Company, by wire transfer of immediately available funds, of the reasonable fees and expenses of Cahill Gordon & Reindel, special counsel to Fleet, related to this transaction shall have been made.

          (iii) (a) All representations and warranties made by the Company and each of the Guarantors in any Transaction Document shall be true and correct on and as of the Closing Date (except for such representations and warranties which expressly relate to an earlier date and to the extent that the facts upon which such representations are based have been changed by the transactions herein contemplated and such changes are set forth to the reasonable satisfaction of the Purchasers) as if such representations and warranties had been made as of the Closing Date.

          (b) No Default under this Agreement or the other Transaction Documents shall exist at the Closing Date.

          (c) The Company and each of the Guarantors shall have performed and complied in all material respects with all material agreements and conditions required in the Transaction Documents to be performed or complied with by the Company on or prior to the Closing Date.

          (iv) The offer by the Company and the Guarantors of, and the purchase of and payment for, the Notes and Warrants on the terms and conditions herein provided (including the use of the proceeds of the sale of such Notes and Warrants by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System).

          (v) Simultaneously with or prior to the sale to the Purchasers of the Notes and Warrants at the Closing, the Bank Loan Documents and all related documents shall have been executed and delivered by all respective parties thereto and shall be in full force and effect. The Purchasers shall have received true and correct copies of each such agreement and none of such agreements shall have been amended prior to the Closing Date.

          (vi) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such agreements, schedules, exhibits, certificates, financial information, filings or documents as they or their counsel may reasonably request.

          (vii) The Company shall have received a minimum of $133 million in cash proceeds from the Bank Loan Agreement, and an additional $130 million in equity, each on terms satisfactory to the Purchasers.

          (viii) The Company shall have delivered to the Purchasers a compliance certificate evidencing to the reasonable satisfaction of the Purchasers that the pro forma EBITDA of the Company (with such EBITDA being determined
              ----------
     on a basis consistent with the Initial Financial Statement) for the 12 month period ended December 31, 1999 (excluding the one-time transaction costs relating to the consummation of the Recapitalization Transactions and the Bank Loan Documents) is at least equal to $33,800,000. EBITDA for these purposes shall be equal to the Consolidated operating income of the Company and its Subsidiaries, on a Consolidated basis, plus depreciation and amortization, and certain pro forma adjustments in accordance with Reg. S-X
                               ----------
     under the Securities Act of 1934.

          (ix) The Company shall have delivered to the Purchasers a compliance certificate evidencing to the reasonable satisfaction of the Purchasers that the pro forma ratio of (i) Total Funded Debt as of the Closing Date to
              ---------
     (ii) pro forma EBITDA of the Company and its Subsidiaries, as calculated
          ----------
     pursuant to the preceding clause (viii) for the four consecutive fiscal quarters ended on December 31, 1999, does not exceed 5.20 to 1.0.

          (x) The Company shall have reimbursed the Purchasers for all of its reasonable out-of-pocket expenses in connection with the Transaction Documents and the financing of the Acquisition.

          13.2.  Conditions Precedent to Obligations of the Company.  The
                 --------------------------------------------------
obligation of the Company to issue and sell the Securities is subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (i) The representations and warranties made by the Purchasers herein shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

          (ii) The issuance or sale of the Securities by the Company shall not be enjoined under the laws of any jurisdiction to which the Company is subject (temporarily or permanently) at the Closing Date.

          (iii) Notes having an aggregate principal amount equal to at least $40,000,000 shall concurrently have been purchased by the Purchasers hereunder, 47,712 Warrants shall have been issued and the Purchasers shall have accepted delivery of such Securities.

          SECTION 14.  Transfer and Exchange of Notes.  The Company will keep at
                       ------------------------------
its principal office a register the ("Note Register") in which it will provide for the registration and registration of transfer of Notes, at its own expense (excluding transfer taxes). If any Note is surrendered at said office or at the place of payment named in the Note for registration of transfer or exchange (accompanied in the case of registration of transfer by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by or on behalf of the holder of such Note), the Company, at its expense, will deliver in exchange one or more new Notes in any denominations (multiples of $1,000), as requested by the holder of such Note, for the aggregate unpaid principal amount; provided, however, that any such transfer of an amount less than $5,000,000 must
--------  -------
be approved by the Company. Subject to this Section 14, Notes may only be transferred to Eligible Holders, unless a transfer to a person other than an Eligible Holder is approved by the Company. Any Note or Notes issued in a transfer or exchange shall carry the same rights to interest (unpaid and to accrue) carried by the Note or Notes so transferred or exchanged so that there will not be any loss or gain of interest on the Note or Notes surrendered. Any transfer tax relating to such transaction shall be paid by the holder of such Note requesting the exchange.

          If at any time any Purchaser proposes to transfer any Notes pursuant to this Section 14, such Purchaser will give notice (the "Transfer Notice") to
                                                          ---------------
Parthenon and the Company specifying (x) the Notes proposed to be transferred (the "Offered Notes") and (y) the price (the "Offered Price") upon which such
      -------------                           -------------
Purchaser proposes to transfer such Notes.

          The Transfer Notice will constitute an irrevocable offer (for the time periods set forth below) to transfer all of the Offered Notes to Parthenon or its assignee at the Offered Price (the "Offer to Sell"), except that if the
                                        -------------
Offered Price designated by the Purchasers is to be wholly or partly for consideration other than cash, then the Offer to Sell will constitute an offer to transfer the Offered Notes to Parthenon or its assignee for a cash purchase price equal to the amount of cash (if any) specified in the Transfer Notice, plus the fair market value of such non-cash consideration. If the applicable Purchaser and Parthenon cannot agree on such cash value within ten Business days after Parthenon's receipt of the Transfer Notice, the valuation shall be made by an Independent Financial Expert at the date of the Transfer Notice.

          Parthenon will have fifteen (15) Business Days after the later of (a) its receipt of the Transfer Notice and (b) the date on which the fair market value of any non-cash consideration which is part of the Offered Price is determined (the "Parthenon Exercise Period") during which to notify such
                 -------------------------
Purchaser in writing of its election to purchase or to have its assignees purchase all of the Offered Notes (an "Acceptance Notice") at the Offered Price.
                                       -----------------

          Upon the delivery of the Acceptance Notice, Parthenon and such Purchaser shall be firmly bound to consummate the purchase and sale of the applicable Offered Notes in accordance with the Transfer Notice and the Acceptance Notice. Subject to the provisions hereof, within 45 days after the end of the Parthenon Exercise Period, Parthenon shall purchase and such Purchaser shall sell the applicable Offered Notes at a mutually agreeable time and place (the "Offered Notes Closing").
                ---------------------

          At the Offered Notes Closing, such Purchaser shall deliver to Parthenon or its assignee certificates representing the Offered Notes to be purchased by Parthenon or its assignee and Parthenon or its assignee shall deliver to such Purchaser the applicable purchase price for such Offered Notes by wire transfer of immediately available funds (or by such other means as requested by such Purchaser) to an account(s) designated by such Purchaser.

          If Parthenon or its assignee does not elect to purchase all of the Offered Notes in accordance with this Section, then such Purchaser may transfer all of the Offered Notes, at a price which is not less than the Offered Price specified in the Transfer Notice to any Eligible Holder but only to the extent that such transfer occurs within 90 (ninety) days after expiration of the Parthenon Exercise Period; provided, however, that any such transfer of an
                           --------  -------
amount less than $5,000,000 must be approved by the Company. The Purchasers will give prompt written notice of any such transfer to the Company and Parthenon specifying the identity of the purchaser. Any Notes not transferred within such 90-day period will again be subject to the provisions of this
Section 14.

          The Company and any agent of the Company shall treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of the principal and premium (if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

          SECTION 15.   Indemnification.  In consideration of the execution and
                        ---------------
delivery of this Agreement by each of the Purchasers, each of the Company and the Guarantors shall, on demand, indemnify, exonerate and hold each of the Purchasers and each of their respective officers, directors, general and limited partners (and officers and directors thereof), employees and agents and, if such Purchaser or holder is a portfolio or investment fund, its investment advisers and/or agents (herein called the "Indemnitees") free and harmless from
                                  -----------
and against any and all actual losses, liabilities, damages and expenses incurred as a result of actions, causes of action, suits or claims brought by third parties in connection with this Agreement, including, without limitation, reasonable counsel fees and disbursements (herein called the "Indemnified
                                                              -----------
Liabilities", which term shall not include, however, any actions, causes of
-----------
action or suits (or any losses, liabilities, damages or expenses in connection therewith) brought by the Company or the Guarantors against any Indemnitee arising out of this Agreement), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed by the sale of the Notes and Warrants on the date hereof to the Purchasers in whole or in part directly or indirectly with proceeds from the sale of any of the Notes and Warrants, to the Purchasers or

          (b) the execution, delivery, performance or enforcement of, or the protection or preservation of any rights or remedies of any Purchaser under, this Agreement or any Note or Guarantee contemplated hereby by any of the Indemnitees, except for (i) any such Indemnified Liabilities arising on account of any Indemnitee's bad faith gross negligence or willful misconduct and (ii) for any amount paid in settlement of claims without their consent (which consent shall not be unreasonably withheld), provided, however, that if an Indemnitee is
                               --------  -------
reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Indemnified Liabilities in question resulted primarily from the willful misconduct, bad faith or gross negligence of such Indemnitee, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company and the Guarantors hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          Each Indemnitee will, promptly after the receipt of notice of the commencement of any action or other proceeding against such Indemnitee in respect of which indemnity may be sought from the Company or the Guarantors under this Section 15, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party other than pursuant to this Section 15 unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any Indemnitee and it shall notify the Company of the commencement thereof, the Company or any Guarantor shall be entitled to participate therein and, to the extent that they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided,
                                                                  --------
however, that any Indemnitee may, at its own expense, retain separate counsel to
-------
participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company or a Guarantor and an Indemnitee is, or is reasonably likely to become, a party, such in-
demnitee shall have the right to employ separate counsel at the Company's or the Guarantor's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or a Guarantor or (b) any conflict or potential conflict exists between the Company or a Guarantor and such Indemnitee that would make such separate representation advisable; provided, however, that in no event shall the
                                   --------  -------
Company and the Guarantors be required to pay fees and expenses under this
Section 15 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. None of the Company or the Guarantors shall, without the consent of the Indemnitee (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the Company or a Guarantor.

          SECTION 16.   Amendments.  The Notes and this Agreement may be amended
                        ----------
with the consent of the holders of a majority of the aggregate principal amount of the Notes then outstanding (the "Required Purchasers") and any past default or compliance with any provisions thereof may also be waived with the consent of the holders of a majority of the aggregate principal amount of the Notes then outstanding; provided, however, the consent of all affected holders of the Notes
             --------  -------
shall be required with respect to any changes to (i) this Section 16, (ii) the amount or timing of prepayments or payment of principal, (iii) the rate or time of payment or method of computation of interest or Section 9.1 hereof, and (iv) the date on which principal, interest, or fees are due or (v) or any definitions related to any of the foregoing.

          SECTION 17.   Survival.  The respective representations, warranties,
                        --------
agreements or covenants of the Company and the Guarantors and the Purchasers set forth in this Agreement shall remain in full force and effect until the Notes are Fully Satisfied; provided that the covenants set forth in Sections 6.2, 6.3,
                     -------- ----
6.4, 6.5 and 6.8 and the financial and inspection rights set forth in Section 4 shall remain in full force and effect until the later of (i) the date on which the Notes are Fully Satisfied, and (ii) the date on which an Initial Public Offering closes, regardless of (i) any investigation made by or on behalf of the Company and the Guarantors, any of their respective officers or directors, the Purchasers, any director, officer, employee or agent of the Purchasers or any controlling person of the Purchasers, or (ii) delivery of and payment for the Notes and Warrants. Notwithstanding the foregoing, the covenants of Section 15 shall survive the termination of this Agreement, the Initial Public Offering and the payment or satisfaction of payment of amounts owing with respect to the Notes under the Transaction Documents.

          SECTION 18.   Notices.  Notice given pursuant to any of the provisions
                        -------
of this Agreement or the other Subordinated Transaction Documents shall be in writing and shall be mailed or delivered (a) to the Company at:

          Wilmar Industries, Inc.
          303 Harper Drive
          Moorestown, NJ 08057
          Attention: William Sanford
          Facsimile: (856) 439-8846

          with a copy to:

          Parthenon Investors, L.P.
          200 State Street
          Boston, MA 02210
          Attention: Drew Sawyer
          Facsimile: (617) 478-7010

(b)  to Fleet at:

          FleetBoston Robertson Stephens Inc.
          100 Federal Street
          Boston, Massachusetts 02110
          Attention: Andrew Fay
          Facsimile: (617) 434-4970

          with a copy to:

          Cahill Gordon & Reindel
          80 Pine Street
          New York, New York 10005
          Attention: James J. Clark, Esq.
          Facsimile: 212-269-5420

(c)  to Allied at:

          Allied Capital Corporation
          1919 Pennsylvania Avenue, N.W.
          Washington, D.C. 20006
          Attention: Michael Grisius
          Facsimile: (202) 659-2053
          with a copy to:

          Piper Marbury Rudnick & Wolfe, LLP

          1200 19th Street, N.W.
          Washington, D.C. 20036
          Attention: Anthony H. Rickert, Esq.
          Facsimile:  (202) 223-2085

(d)  to Parthenon at:

          Parthenon Capital, Inc.
          200 State Street
          Boston, MA 02109
          Attention: Drew Sawyer
          Facsimile: (617) 478-7010

or (e) to the Agent at:

          Fleet National Bank
          100 Federal Street
          Boston, Massachusetts 02110
          Attention: Timothy G. Clifford
          Facsimile: (617) 434-4929

          with a copy to:

          Goulston & Storrs
          400 Atlantic Avenue
          Boston, Massachusetts 02110-3333
          Attention: Philip A. Herman
          Facsimile: (617) 574-6595

All notices hereunder to any party shall be addressed to such party at the address specified above or such other address as such party may specify by written notice to the other parties hereto and shall be deemed to have been given at (a) when delivered to such party if delivered by hand, (b) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, (c) when sent by electronic facsimile transmission, or (d) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service.

     SECTION 19.  Successors. This Agreement shall inure to the benefit of and
                  ----------
shall be binding upon each of the Purchasers, the Company, the Guarantors, Parthenon and their successors and legal representatives, and other than as set forth in this Section 19 nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the indemnities of the Company and the Guarantors contained in Section 15 of this Agreement shall also be for the benefit of the control persons, directors, officers, employees and agents of the Purchasers and of any control person of the Purchasers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act.

     SECTION 20.  APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS
                  --------------
AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

     SECTION 21.  WAIVER OF JURY TRIAL.  THE PURCHASERS, THE COMPANY AND THE
                  --------------------
GUARANTORS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER SUBORDINATED TRANSACTION DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; AND THE COMPANY AND THE GUARANTORS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM EXCEPT TO THE EXTENT THAT THE FAILURE SO TO ASSERT ANY SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM WOULD PERMANENTLY PRECLUDE THE PROSECUTION OF OR RECOVERY UPON SAME. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY THE COMPANY OR THE GUARANTORS AGAINST THE PURCHASERS FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE OTHER TRANSACTION DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; THE COMPANY AND THE GUARANTORS HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES. THE PURCHASERS, THE COMPANY AND THE GUARANTORS AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE

THAT THE PURCHASERS, THE COMPANY AND THE GUARANTORS WOULD NOT PURCHASE THE SECURITIES IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

     SECTION 22.  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                     -S1-

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Purchasers, the Company and the Guarantors in accordance with its terms.

                              Very truly yours,


                              Company

                              WILMAR INDUSTRIES, INC.

                              By:____________________________________
                                  Name:
                                  Title:


                              Guarantors

                              J.A. SEXAUER, INC.
                              TRAYCO OF S.C., INC.
                              WILMAR FINANCIAL, INC.
                              WILMAR HOLDINGS, INC.
                              ACE MAINTENANCE MART USA, INC.
                              SUPPLY DEPOT, INC.
                              MANAGEMENT SUPPLY COMPANY
                              ONE SOURCE SUPPLY, INC.


                              By:____________________________________
                                  Name:
                                  Title:

                                     -S2-

                                   PARTHENON INVESTORS, L.P.

                                   By:_________________________________
                                      Name:
                                      Title:

                                     -S3-

Confirmed and accepted as of
the date first above written:

Purchasers

FLEET CORPORATE FINANCE, INC.

By:_____________________________
   Name:
   Title:

ALLIED CAPITAL CORPORATION

By:_____________________________
   Name:
   Title:

                                                                     EXHIBIT A-1

                                 Form of Note
                                 ------------

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION,
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE OR TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR SUCH TRANSFER IS MADE IN ACCORDANCE WITH CLAUSES (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS, AND SUCH OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE

TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

          FOR PURPOSES OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS
NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE HOLDER OF THIS NOTE MAY REQUEST THE INFORMATION DESCRIBED IN UNITED STATES TREASURY REGULATION SECTION 1.1275-3(b)(1)(i) FROM THE CHIEF FINANCIAL OFFICER, WILMAR INDUSTRIES, INC., 303 HARPER DRIVE, MOORESTOWN, NEW JERSEY 08057.

          THIS NOTE IS SUBJECT TO THE TERMS OF A PURCHASE AGREEMENT (INCLUDING THE SUBORDINATION TERMS CONTAINED IN SECTION 12 THEREOF), DATED AS OF MAY 16, 2000 BY AND BETWEEN WILMAR INDUSTRIES, INC., THE GUARANTORS LISTED THEREIN AND THE PURCHASERS LISTED THEREIN (AS AMENDED OR OTHERWISE MODIFIED, THE "PURCHASE AGREEMENT") TO WHICH REFERENCE IS MADE FOR THE TERMS AND PROVISIONS GOVERNING THIS NOTE.

                            WILMAR INDUSTRIES, INC.


                           Senior Subordinated Note

                             Due [        ], 2008

                                                              New York, New York

                                                                 [       ], 2000

No.                                                                     $

          WILMAR INDUSTRIES, INC., a New Jersey corporation (herein called the "Company," which term includes any successor corporation under the Purchase
 -------
Agreement hereinafter referred to), for value received, hereby promises to pay
to [Purchaser], or registered assigns, the principal sum of [      ] Million
Dollars (or so much thereof as shall not have been redeemed) and to pay interest (computed on the basis of a 360 day year of twelve 30-day months) in cash (subject to the succeeding sentence and Section 12 of the Purchase Agreement) on the unpaid principal amount hereof from the date hereof at the rate of 15% per annum, payable quarterly in arrears on each April 10, July 10, October 10 and January 10 or, if such day is not a Business Day on the next succeeding Business Day to occur after such date (each an "Interest Payment Date"), commencing July
                                       ---------------------
10, 2000, to the registered holder of this Note on the fifteenth day preceding each Interest Payment Date, until the principal hereof shall have become due and payable. Notwithstanding the foregoing, with respect to any installment of interest on this Note due on an Interest Payment Date that occurs on or prior to May 16, 2005, in lieu of paying all of such installment of interest in cash, the Company may, at its option, pay up to one-third of such installment by issuing to each such holder of record additional Notes in an aggregate principal amount equal to the amount of interest due to such holder on the applicable Interest Payment Date and not paid in cash. Such additional Notes will be payable and subordinated on the same terms and conditions as the original Notes. After May 16, 2005, the Company, in accordance with the terms hereof and the Purchase Agreement, may not issue additional PIK Notes and shall pay all interest on the Notes in cash at the rate of 15% per annum, payable quarterly in arrears in accordance with the terms hereof.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand to the extent that payment of such interest shall be legally enforceable, at the rate of the then applicable interest rate on the Notes plus 2.00% per annum (the "Default Rate"); and, in addition thereto, such further amount as shall be suffi-cient to cover the reasonable costs and expenses of collection on overdue installments of interest (without regard to any applicable grace period to the extent lawful).

          Unless otherwise stated herein, payments of principal and interest on this Note are to be made pursuant to the terms of the Purchase Agreement (as defined below), in lawful money of the United States of America.

          This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Subordinated Notes Due May 16, 2008 (herein called the "Notes"), limited in aggregate principal amount to $40,000,000 plus the
 -----
aggregate principal amount of any additional Notes issued in accordance with the terms hereof in lieu of a portion of cash interest payments issued under the Purchase Agreement dated as of May 16, 2000 among the Company, the Guarantors and the purchasers thereunder (as amended, modified or otherwise supplemented from time to time, the "Purchase Agreement"). This Note is guaranteed on a
                        ------------------
senior subordinated basis by the Guarantors.

          The indebtedness evidenced by the Notes and the Guarantee endorsed hereon is, to the extent and in the manner provided in the Purchase Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company and all Senior Debt of each Guarantor and this Note and the Guarantee endorsed hereon is issued subject to such provisions. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

          Except as provided below, the Notes are not redeemable.

          On June 30, 2005, the Company shall redeem a principal amount of Notes outstanding on such date equal to the AHYDO Amount (as defined in the Purchase Agreement) on a pro rata basis at a redemption price of 100% of the principal amount of the Notes so redeemed.

          The Notes may be redeemed at the option of the Company at any time as a whole, or from time to time in part, at the redemption prices (expressed as percentages of principal amount redeemed), set forth below plus accrued and unpaid interest (if any) to the date of redemption, if redeemed during the periods set forth below:

                                                           Redemption
                   Period                                    Price
                   ------                                    -----
      May 17, 2000 through May 16, 2001                    104.000%
      May 17, 2001 through May 16, 2002                    103.000%
      May 17, 2002 through May 16, 2003                    102.000%
      May 17, 2003 and thereafter                          100.000%

          In addition, in the event of a Change in Control, holders of Notes shall have the right, at their option, to require the Company to purchase all or any portion of the Notes on the Change of Control Payment Date at 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the Change in Control Payment Date.

          Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Purchase Agreement shall cease to bear interest from and after the date fixed for redemption.

          In the event of redemption of this Note in part, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the registered holder of this Note as reflected in the Note Register upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared, or may become, due and payable in the manner and with the effect provided in the Purchase Agreement.

          No reference herein to the Purchase Agreement and no provision of this Note shall alter or impair, as among the Company, its creditors other than the holders of Senior Debt of the Company and the holder of this Note, the Obligations of the Company, which are absolute, to pay the principal of (and premium, if any) and interest on this Note and reasonable fees and expenses and all other amounts due and payable in connection with this Note at the times, place, and rate, and in the coin or currency, prescribed herein or in the Purchase Agreement.

          Transfer of this Note is registrable on the Note register of the Company upon presentation at the principal office of the Company, accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, or on behalf of, the holder hereof. This Note may also be exchanged at such office for one or more Notes in any authorized denominations (multiples of $1,000), as requested by the holder, of a like aggregate unpaid principal amount.

          Prior to and at the time of due presentment of this Note for registration of transfer, the Company and any agent of the Company, may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any agent shall be affected by notice to the contrary.

          This Note shall be governed by and construed in accordance with the law of the State of New York and all rights and remedies shall be governed by such law without reference to its conflict of law provisions.

          All capitalized terms in this Note which are defined in the Purchase Agreement and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

                                        WILMAR INDUSTRIES, INC.

                                        By:__________________________________
                                           Name:
                                           Title:

Attest:


________________________________
Name:
Title:

                                                                     EXHIBIT A-2

                               Form of Guarantee
                               -----------------

          In consideration of, and as an inducement for, the Purchasers of the Notes to enter into the Purchase Agreement dated as of May 16, 2000 (as amended, modified or otherwise supplemented from time to time, the "Purchase Agreement"),
                                                           ------------------
the undersigned entities (herein called the "Guarantors") hereby irrevocably,
                                             ----------
and jointly and severally, guarantee to the holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of (and premium, if any) and interest (including any additional amounts due and payable in accordance with the terms of such Note), on such Note, interest on overdue principal (and premium, if any) and, to the extent that payment of such interest is lawful, interest on any overdue interest on such Note at the rate specified in such Note and reasonable fees and expenses and all other amounts due and payable in connection with such Note when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration or otherwise, according to the terms of such Note. In case of the failure of the Company punctually to make any such payment of principal of (or premium, if any) or interest on such Note or reasonable fees and expenses or other amounts due and payable in connection with such Note, the Guarantors hereby jointly and severally agree to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, or are required to be redeemed pursuant to Section 9 of the Purchase Agreement or otherwise, and as if such payment were made by the Company.

          This Guarantee is, to the extent and in the manner set forth in
Section 12 of the Purchase Agreement, subordinate and junior in right of payment to the prior payment in full of all Senior Debt of each of the Guarantors, and this Guarantee is issued subject to such provisions of the Purchase Agreement, and each holder of the Note upon which this Guarantee is endorsed, by accepting the same, agrees to and shall be bound by such provisions.

          This Guarantee shall be governed by and construed in accordance with the law of the State of New York and all rights and remedies shall be governed by such law without reference to its conflict of law provisions.

          This Guarantee shall be confirmatory of the Guarantee set forth in
Section 11 of the Purchase Agreement, and is subject to the terms and conditions thereof, all of which are incorporated herein by reference as fully as if set forth at length at this place. All terms used in this Guarantee which are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement.

          IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed.

                                        [GUARANTORS]

                                        By:_______________________________
                                           Name:
                                           Title:

                                                                   [EXHIBIT A-3]

                                Form of Warrant

                                                                     [EXHIBIT B]

                           Form of Financial Report

                                                                     [EXHIBIT C]

                       Form of Opinion of Company Counsel

                                                                       EXHIBIT D

                                    Form of
                        U.S. Tax Compliance Certificate

          Reference is made to the Purchase Agreement (as amended, modified or otherwise supplemented from time to time, the "Purchase Agreement"), dated as of May 16, 2000, among Wilmar Industries, Inc. (the "Company"), the Guarantors and each of the Purchasers (as each is defined in the Purchase Agreement).

          The undersigned hereby certifies to the Company that:

          (1) The undersigned is the beneficial owner of the Note registered in its name;

          (2) The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"));

          (3) The undersigned is not a "10-percent shareholder" (as such term is used in Section 881(c)(3)(B) of the Code);

          (4) The income from the Note held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

          (5) The undersigned is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the Company;

          (6) The undersigned is a person other than (i) a citizen or resident of the United States of America, its territories and possessions (including the Commonwealth of Puerto Rico and all other areas subject to its jurisdiction) (for purposes of this clause (6), the "United States"), (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income; and

          (7)  The undersigned is not a natural person.

          We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8 or applicable successor form. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall so inform the Company in writing within thirty days of such change and (b) the undersigned shall furnish the Company a properly completed and currently effective cer-tificate in either the calendar year in which payment is to be made by the Company to the undersigned, or in either of the two calendar years preceding such payment.

          Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

                              [NAME OF PURCHASER]

                              By:___________________________________
                                 Name
                                 Title:

                              [ADDRESS]

Dated:

                                  EXHIBIT 4.1
                                  -----------

                            COMPLIANCE CERTIFICATE
                            ----------------------

                          [Letterhead of the Company]
                          ---------------------------

__________________, ____

_______________________________
_______________________________
_______________________________
_______________________________

          The undersigned, the chief financial officer of each of Wilmar Industries, Inc. (the "Company"), gives this certificate to the entities listed above (as amended, modified or supplemented from time to time, the "Purchasers") in accordance with the requirements of subsection 4.1 of that certain Purchase Agreement dated May 16, 2000, among the Company, certain subsidiaries of the Company and the Purchasers ("Purchase Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

          1. Based upon my review of the balance sheets and statements of income and cash flows of the Company for the [fiscal year] [quarterly period] ending __________________, ____, copies of which are attached hereto, I hereby certify that:

          (i)   The Interest Coverage Ratio is ____ to 1.0;

          (ii)  Fixed Charge Coverage Ratio is ____ to 1.0; and

          (iii) Funded Debt to EBITDA Ratio is ____ to 1.0.

          2. No Default exists on the date hereof, other than:__________________________________________________________________ [if
none, so state]; and

          3. No Event of Default exists on the date hereof, other than ___________________________________________________ __________ [if none, so state].

                                   Very truly yours,



                                   ____________________________
                                   Chief Financial Officer

                                 Schedule 1.1
                              Current Investments

                                 Schedule 5.1
                  Subsidiaries; Jurisdictions of Organization

                                 Schedule 5.5
                                 Current Liens

                                 Schedule 5.10
                              Current Litigation

                               Schedule 5.18(a)
             Common and Senior Preferred Stock of Company; Holders
                       and Amount Issued and Outstanding

                               Schedule 5.18(b)
       Capital Stock of Subsidiaries; Amount Issued and Outstanding; and
        Agreements and Rights Relating to Capital Stock of Subsidiaries
                                and the Company

                                 Schedule 5.19
              Current Labor Complaints, Disputes and Proceedings

                                 Schedule 5.20
                             Certain Transactions

                                 Schedule 5.22
             Current Leases and Assignments or Sublicenses thereof

                                 Schedule 5.23
                   Unpermitted Use of Intellectual Property

                                 Schedule 5.25
                              Material Contracts

                                 Schedule 7.1
                              Liens Securing Debt

                                 Schedule 7.4
                                  Guarantees

                                 Schedule 7.9
                            Permitted Transactions

                                 Schedule 7.12
                       Permitted Affiliate Transactions